 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 10, 1996
                                                   REGISTRATION NO. ___________


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                            ------------------------

                             RIGGS PREFERRED CAPITAL
      (Exact name of Registrant as specified in its governing instruments)

                            ------------------------

                              5700 RIVERTECH COURT
                            RIVERDALE, MARYLAND 20737
                                 (301) 887-6000
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                              LINDA A. MADRID, ESQ.
                             RIGGS PREFERRED CAPITAL
                          1503 PENNSYLVANIA AVE., N.W.
                             WASHINGTON, D.C. 20005
                                 (301) 887-6000
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                            ------------------------

                                 WITH COPIES TO:


         ROBERT H. CRAFT, JR.                   Celia A. Felsher, Esq.
         SULLIVAN & CROMWELL                  Donald B. Brant, Jr., Esq.
    1701 PENNSYLVANIA AVE., N.W.            Milbank, Tweed, Hadley & McCloy
       WASHINGTON, D.C. 20006                One Chase Manhattan Plaza
         TEL: (202) 956-7500                  New York, New York 10005
                                                 Tel: (212) 530-5000

                            ------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness date of this Registration Statement.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                            ------------------------

--------------------------------------------------------------------------------------------------
    TITLE OF             AMOUNT BEING         PROPOSED         PROPOSED              AMOUNT OF
SECURITIES BEING         REGISTERED(1)        MAXIMUM           MAXIMUM           REGISTRATION FEE
   REGISTERED                              OFFERING PRICE      AGGREGATE
                                            PER SHARE (1)    OFFERING PRICE (2)
--------------------------------------------------------------------------------------------------

Noncumulative          4,600,000 shares        $25.00           $115,000,000          $34,849
Preferred Shares,
Series A, par value
$25.00 per share
----------------

(1) Includes 600,000 shares of Noncumulative Preferred Shares, Series A, par value $25.00 per share which the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED OCTOBER 10, 1996

                                4,000,000 SHARES


                             RIGGS PREFERRED CAPITAL
        % NONCUMULATIVE PREFERRED SHARES OF BENEFICIAL INTEREST, SERIES A
                    (LIQUIDATION PREFERENCE $25.00 PER SHARE)
                                 --------------

      Dividends on the % Noncumulative Preferred Shares of Beneficial Interest, Series A, par value $25.00 per share (the "Series A Preferred Shares"), of Riggs Preferred Capital, a Maryland real estate investment trust (the "Company"), will not be cumulative and, when authorized and declared by the Board of Trustees, commencing December 31, 1996, at the rate of % per annum of the initial liquidation preference (an amount equal to $ per annum per share).

      The Series A Preferred Shares are not redeemable prior to , 2001 (except upon the occurrence of a Tax Event as described herein). On and after , 2001, the Series A Preferred Shares may be redeemed for cash at the option of the Company, in whole or in part, at a redemption price of $25.00 per share, plus dividends authorized, declared and accrued for the then current quarter. The Series A Preferred Shares will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of the Company.

      The Company has been formed for the purpose of acquiring, holding and managing real estate mortgage assets. The Company expects that substantially all of its mortgage assets will be acquired from Riggs Bank N.A., a national banking association organized under the laws of the United States (the "Bank"), or its affiliates. All of the shares of the Company's Common Shares of Beneficial Interest, par value $1.00 per share (the "Common Shares"), are owned by RPC Holding Company, a Delaware corporation ("RPC Holding Co."). All of the capital stock of RPC Holding Co. is held by the Bank. Riggs National Corporation, a Delaware corporation and the parent of the Bank ("RNC"), has indicated to the Company that, so long as any Series A Preferred Shares are outstanding, it intends to maintain direct or indirect ownership of at least 80% of the outstanding Common Shares of the Company.

      A PURCHASE OF SERIES A PREFERRED SHARES IS A PURCHASE OF SECURITIES ISSUED BY THE COMPANY AND IS NOT A PURCHASE OF SECURITIES ISSUED BY, OR OTHERWISE AN INVESTMENT IN, THE BANK OR RNC. NO OBLIGATION OF THE COMPANY IS GUARANTEED BY THE BANK OR RNC.

      The Company expects to qualify as a real estate investment trust for federal income tax purposes, commencing with the taxable year ending December 31, 1996. No person or persons acting as a group is permitted to beneficially own more than 5.0% of any series of preferred shares of beneficial interest of the Company, including the Series A Preferred Shares, with limited exceptions.

      Prior to the offering, there has been no market for the Series A Preferred Shares. Application will be made to list the Series A Preferred Shares on the New York Stock Exchange (the "NYSE").

      SEE "RISK FACTORS" COMMENCING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SERIES A PREFERRED SHARES OFFERED HEREBY. AMONG THE RISKS THAT PROSPECTIVE INVESTORS SHOULD CONSIDER ARE THE FOLLOWING:

     o No prior operating history of the Company;
     o Dependence of the Company on the Bank as Advisor and Servicer;
     o Possible conflicts of interest between the Company and the Bank and its affiliates;
     o Possible restrictions on operations of the Company by bank regulatory authorities;
     o Possible adverse effect on the Company's cash flow in the event of a significant decline in interest rates; and

     o Geographic concentration in the Washington, D.C. metropolitan area of properties securing the Company's initial residential mortgage loan portfolio.
                              --------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                              --------------------

                           INITIAL PUBLIC      UNDERWRITING      PROCEEDS TO
                           OFFERING PRICE      DISCOUNTS(1)      COMPANY(2)
Per Share...............       $25.00          $                 $
Total(3)................    $100,000,000       $                 $

------------
(1) The Company and the Bank have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Before deducting expenses payable by the Company estimated at $_______.
(3) The Company has granted the several Underwriters an option for 30 days to purchase up to an additional 600,000 Series A Preferred Shares at the initial public offering price per Series A Preferred Share, less underwriting discounts, solely to cover over-allotments, if any. If such option is exercised in full, the total initial public offering price, underwriting discount and proceeds to Company will be $ , $ and $ , respectively.
                              --------------------

      The Series A Preferred Shares are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series A Preferred Shares will be ready for delivery through the facilities of __________ in New York, New York on or about , 1996, against payment therefor in immediately available funds.

                              GOLDMAN, SACHS & CO.
                              --------------------

                 The date of this Prospectus is          , 1996.

      IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED SHARES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NYSE, IN THE OVER THE COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                TABLE OF CONTENTS


                                                                           PAGE

PROSPECTUS SUMMARY........................................................   4
       The Company........................................................   4
       Risk Factors.......................................................   4
       The Offering.......................................................   5
       The Formation......................................................   7
       Business and Strategy..............................................   8
       Tax Status of the Company..........................................  11
RISK FACTORS..............................................................  12
       No Operating History...............................................  12
       Dependence upon Bank as Advisor and Servicer.......................  12
       Relationship with the Bank and its Affiliates;
          Conflicts of Interest...........................................  12
       Bank Regulatory Restrictions on Operations of the Company..........  13
       Interest Rate Risk.................................................  13
       Risks Associated with Mortgage Loans...............................  13
       Risk of Future Revisions in Policies and Strategies
          by Board of Trustees............................................  15
       Tax Risks..........................................................  15
       Risk Associated with Leverage......................................  16
       No Third-Party Valuation of the Mortgage Loans;
          No Arm's-Length Negotiations with Affiliates....................  16
       No Prior Market for Series A Preferred Shares......................  17
THE COMPANY...............................................................  18
USE OF PROCEEDS...........................................................  18
CAPITALIZATION............................................................  20
BUSINESS AND STRATEGY.....................................................  21
       General............................................................  21
       Dividends .........................................................  21
       Liquidity and Capital Resources....................................  22
       General Description of Mortgage Assets; Investment Policy..........  22
       Acquisition of Initial Portfolio...................................  23
       Management Policies and Programs...................................  23
       Description of Initial Portfolio...................................  26
       Servicing..........................................................  32
       Employees..........................................................  34
       Competition........................................................  34
       Legal Proceedings..................................................  34
MANAGEMENT................................................................  35
       Trustees and Executive Officers....................................  35
       Independent Trustees...............................................  36
       Audit Committee....................................................  36
       Credit Committee...................................................  36
       Compensation of Trustees and Officers..............................  37
       Limitation of Liability and Indemnification........................  37
       The Advisor........................................................  38
CERTAIN TRANSACTIONS CONSTITUTING THE FORMATION...........................  38
       The Formation......................................................  38
       Benefits to the Bank and its Affiliates............................  39
DESCRIPTION OF SERIES A PREFERRED SHARES..................................  41
       General............................................................  41
       Dividends..........................................................  41
       Voting Rights......................................................  42
       Redemption.........................................................  42
       Rights upon Liquidation............................................  43
       Independent Trustee Approval.......................................  43
       Restrictions on Ownership..........................................  44
DESCRIPTION OF CAPITAL SHARES.............................................  45
       Common Shares......................................................  45
       Preferred Shares...................................................  45
       Restrictions on Ownership and Transfer.............................  46
FEDERAL INCOME TAX CONSIDERATIONS.........................................  48
       Taxation of the Company............................................  48
       Failure to Qualify.................................................  52
       Taxation of United States Shareholders.............................  52
       Taxation of Foreign Shareholders...................................  53
       Information Reporting Requirements and Backup Withholding Tax......  55
       Other Tax Consequences.............................................  56
ERISA CONSIDERATIONS......................................................  57
       General............................................................  57
       Plan Asset Regulation..............................................  57
       Prohibited Transactions............................................  58
       Unrelated Business Taxable Income..................................  59
EXPERTS...................................................................  59
RATINGS...................................................................  59
VALIDITY OF SERIES A PREFERRED SHARES.....................................  59
ADDITIONAL INFORMATION....................................................  59
GLOSSARY..................................................................  60
INDEX TO FINANCIAL STATEMENT.............................................. F-1
UNDERWRITING.............................................................. U-1

                               PROSPECTUS SUMMARY


      The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. See "Glossary" commencing at page 60 for the definitions of certain terms used in this Prospectus. The offering of 4,000,000 shares of % Noncumulative Preferred Shares of Beneficial Interest, Series A, par value $25.00 per share (the "Series A Preferred Shares"), is referred to herein as the "Offering". Unless otherwise indicated, all information in this Prospectus assumes that the over-allotment option described in "Underwriting" is not exercised.


                                   THE COMPANY


      Riggs Preferred Capital (the "Company") is a newly-formed Maryland real estate investment trust organized on October 9, 1996 and created for the purpose of acquiring, holding and managing real estate mortgage assets ("Mortgage Assets"). The Company has been formed by RPC Holding Company ("RPC Holding Co."), a Delaware corporation which was organized by Riggs Bank N.A., a national banking association organized under the laws of the United States (the "Bank") to provide the Bank and its parent, Riggs National Corporation, a Delaware corporation ("RNC"), with a means of raising capital for bank regulatory purposes. The Series A Preferred Shares will be treated as capital for regulatory purposes for both the Bank and RNC. The issuance of the Series A Preferred Shares by the Company is a more cost-effective means of raising capital for the Bank and RNC than if the Bank or RNC were to issue preferred stock themselves, because of the Company's ability to deduct for income tax purposes the dividends payable on the Series A Preferred Shares as a result of its qualification as a real estate investment trust (a "REIT"). The Company will elect to be subject to tax as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), and will generally not be subject to federal income tax to the extent that it distributes its earnings to its shareholders and maintains its qualification as a REIT. All of the Company's outstanding common shares of Beneficial Interest, par value $1.00 per share (the "Common Shares"), are owned by RPC Holding Co. All of the outstanding shares of capital stock of RPC Holding Co. are owned by the Bank. RNC, the entity that owns all of the issued and outstanding shares of capital stock of the Bank, has indicated to the Company that, for so long as any Series A Preferred Shares are outstanding, it intends to maintain direct or indirect ownership of at least 80% of the outstanding Common Shares of the Company.

      A PURCHASE OF SERIES A PREFERRED SHARES IS A PURCHASE OF SECURITIES ISSUED BY THE COMPANY AND IS NOT A PURCHASE OF SECURITIES ISSUED BY, OR OTHERWISE AN INVESTMENT IN, THE BANK OR RNC. NO OBLIGATION OF THE COMPANY IS GUARANTEED BY THE BANK OR RNC.

      The principal executive offices of the Company are located at 5700 RiverTech Court, Riverdale, Maryland 20737, telephone number 301-887-6000.


                                  RISK FACTORS


      The purchase of the Series A Preferred Shares offered hereby is subject to certain risks. See "Risk Factors" commencing on page 12. Among such risks are the following:

      o The Company and RPC Holding Co. are newly organized entities with no operating history.

      o The Company will be dependent in virtually every phase of its operations on the diligence and skill of the officers and employees of the Bank and its affiliates.

      o Because of the relationship between the Company and the Bank and its affiliates, conflicts of interest may arise between the Bank and its affiliates and the Company.

      o As an indirect subsidiary of the Bank, the Company is subject to the risk that banking authorities will restrict the ability of the Company to transfer assets, to make distributions to shareholders, including dividends to the holders of Series A Preferred Shares, or to redeem Series A Preferred Shares.

      o Because the rate at which dividends are to be paid is fixed, a significant decline in interest rates might adversely affect the Company's ability to pay dividends on the Series A Preferred Shares or to pay the liquidation preference of the Series A Preferred Shares in the case of a liquidation of the Company.

      o Risks associated with mortgage loans generally, and to a certain extent the geographic concentration of the Company's mortgage loan portfolio, could adversely affect the value of the Series A Preferred Shares and the Mortgage Loans (defined below) held by the Company.

      o The board of trustees of the Company (the "Board of Trustees") may revise or change (in certain circumstances subject to the approval of a majority of the Independent Trustees (defined below) as long as any Series A Preferred Shares remain outstanding) the policies of the Company set forth herein, including the Company's policy regarding incurring indebtedness.

      o The Company is subject to risks associated with the failure of the Company to maintain its status as a REIT, including without limita-tion reduction in the amount available for distribution to the Company's shareholders.


                                  THE OFFERING


      For a more complete description of the terms of the Series A Preferred Shares specified in the following summary, see "Description of Series A Preferred Shares".

ISSUER............................ Riggs Preferred Capital, a newly formed
                                   Maryland real estate investment trust
                                   created for the purpose of acquiring,
                                   holding and managing Mortgage Assets.

SECURITIES OFFERED................ 4,000,000 Series A Preferred Shares.

RANKING........................... With respect to the payment of dividends and amounts upon liquidation, the Series A
                                   Preferred Shares will rank senior to the Company's Common Shares. Additional preferred shares of beneficial interest, par value $25.00 per share, of the Company (the "Preferred Shares") ranking senior to the Series A Preferred Shares may not be issued without the approval of holders of at least 66 2/3% of the Series A Preferred Shares. Additional Preferred Shares ranking on a parity with the Series A Preferred Shares may not be issued without the approval of a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding.

USE OF PROCEEDS................... The net proceeds to the Company from the
                                   Offering, together with proceeds received in connection with the sale of Common Shares of the Company to RPC Holding Co., will be used to purchase the Company's initial portfolio of Mortgage Assets and to pay the expenses of the Offering and the formation of the Company (currently estimated by the Company to be approximately $________ in the aggregate). See "Use of Proceeds".

DIVIDENDS.........................  Dividends  on the Series A Preferred  Shares
                                    will not be cumulative and will be payable quarterly when and as authorized by the Board of Trustees commencing the last quarter of 1996, at the rate of ___% per annum of the initial liquidation preference (an amount equivalent to
                                    $_____ per annum per share).  See
                                    "Description of Series A Preferred Shares--
                                    Dividends."

LIQUIDATION PREFERENCE............ The liquidation preference for each Series A
                                   Preferred Share is $25.00, plus dividends declared and accrued for the then current quarter but without accumulation of unpaid dividends for prior dividend periods. See "Description of Series A Preferred Shares--Rights upon Liquidation".

REDEMPTION........................ The Series A Preferred Shares are not
                                   redeemable prior to _____, 2001 (except
                                   upon the occurrence of a Tax Event as defined in "Description of Series A Preferred Shares--Redemption"). On and after
                                   _________, 2001, the Series A Preferred
                                   Shares may be redeemed for cash at the option of the Company, in whole or in part, at any time and from time to time, at a redemption price of $25.00 per share, plus dividends authorized, declared and accrued for the then current quarter but without accumulation of unpaid dividends for prior dividend periods. Upon the occurrence of a Tax Event, the Company will have the right at any time to redeem the Series A Preferred Shares in whole (but not in part) at a redemption price of $25.00 per share, plus dividends declared and accrued for the then current quarter but without accumulation of unpaid dividends for prior dividend periods. The Series A Preferred Shares will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of the Company. See "Description of Series A Preferred Shares--Redemption".

VOTING RIGHTS..................... Except as described herein with respect to certain voting rights in the Company, holders of Series A Preferred Shares will not have any voting rights. In any matter on which the Series A Preferred Shares may vote (as expressly provided herein), each Series A Preferred Share will be entitled to one vote. See "Description of Series A Preferred Shares-- Voting Rights".

OWNERSHIP LIMITS.................. Ownership of more than 5.0% of any outstanding series of Preferred Shares,
                                   including the Series A Preferred Shares
                                   offered hereby, is restricted in order to preserve the Company's status as a REIT for federal income tax purposes. See "Description of Capital Shares--Restrictions on Ownership and Transfer".

TRADING........................... Application will be made to list the Series
                                   A Preferred Shares on the NYSE.

RATINGS........................... It is expected that the Series A Preferred
                                   Shares will be rated _______ by Moody's
                                   Investors Service, Inc. and _____ by
                                   Standard and Poor's Ratings Services. A
                                   security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.


                                  THE FORMATION

      Prior to or simultaneously with the completion of the Offering, the Company, RPC Holding Co., RNC, the Bank and its affiliates will engage in the transactions described under "Certain Transactions Constituting the Formation--The Formation". These transactions are designed (i) to facilitate the Offering, (ii) to transfer the ownership of the Initial Portfolio (defined below) to the Company and (iii) to enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1996.

      The following chart outlines the relationship between the Company, RPC Holding Co., RNC, the Bank and its affiliates relevant to the Offering following completion of the Offering:

          "Chart illustrating the relationship between the Company, RPC Holding Co., RNC and the Bank and its affiliates following completion of the Offering. The Chart indicates that:

          1)  RNC owns 100% of the Common Stock of the Bank;
          2)  The Bank owns 100% of the Common Stock of the RPC
              Holding Co;
          3)  RPC Holding Co. owns 100% of the Common Shares of the
              Company;
          4) Public Preferred Shareholders will own 100% of the Series A Preferred Shares of the Company; and
          5) There will exist an Advisory Agreement and a Servicing Agreement between the Bank and the Company."

BENEFITS TO THE BANK AND ITS AFFILIATES

RNC and the Bank are required by the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency to maintain certain levels of capital for bank regulatory purposes. The Company, the Bank and RNC expect that the Series A Preferred Shares will be treated as capital of both RNC and the Bank for regulatory purposes. RNC and the Bank have indicated to the Company that such treatment, together with the Company's ability to deduct, for income tax purposes,the dividends payable on the Series A Preferred Shares as a result of the Company's qualification as a REIT, will provide each of RNC and the Bank with a more cost-effective means of obtaining capital for regulatory purposes than if the Bank or RNC were to issue preferred stock themselves.

The Bank will realize certain other benefits from the Offering and the other transactions constituting the formation of the Company, including (i) receipt by the Bank of the net proceeds from the sale of the Series A Preferred Shares in connection with the sale to the Company of the Initial Portfolio and (ii) receipt of advisory and servicing fees under the Advisory Agreement and the Servicing Agreement (each as defined herein). It is also expected that RPC Holding Co., which is a wholly-owned subsidiary of the Bank, will receive dividends in respect of the Common Shares held by RPC Holding Co. See "Certain Transactions Constituting the Formation--Benefits to the Bank and its Affiliates".

                              BUSINESS AND STRATEGY

      The Company's principal business objective is to acquire, hold and manage Mortgage Assets that will generate net income for distribution to shareholders. The Company expects that substantially all of its Mortgage Assets will be acquired from the Bank or affiliates of the Bank as whole loans ("Mortgage Loans") secured by first mortgages or deeds of trust on single-family (one-to-four-unit) residential real estate properties. The Company may also from time to time acquire mortgage securities that qualify as real estate assets under Section 856(c)(6)(B) of the Code, that are rated by at least one nationally recognized independent rating organization and that represent interests in or obligations backed by pools of mortgage loans ("Mortgage-Backed Securities"). Mortgage loans underlying the Mortgage-Backed Securities will be secured by single-family residential, multifamily or commercial real estate properties located in the United States.

      Simultaneously with the consummation of the Offering, the Bank will purchase shares of common stock of or make an additional paid in capital contribution to RPC Holding Co. in the amount of approximately $100 million. RPC Holding Co. will purchase Common Shares of the Company for a price of $100 million. The Company will use the aggregate proceeds of $200 million received in connection with both the Offering and such sale of Common Shares to RPC Holding Co. to purchase a portfolio of Mortgage Loans (the "Initial Portfolio") from the Bank. If the Underwriters exercise their option to purchase additional Series A Preferred Shares to cover over-allotments, RPC Holding Co. will purchase additional Common Shares for a price equal to the aggregate public offering price of the additional Series A Preferred Shares purchased pursuant to the Underwriters' over-allotment option, and the Company will use the additional proceeds from any such additional sales of Series A Preferred Shares and Common Shares to purchase additional Mortgage Loans of the types described in "Business and Strategy--Description of Initial Portfolio". Simultaneously with the consummation of the Offering (or upon the exercise by the Underwriters of their over-allotment option), RPC Holding Co. will also purchase additional Common Shares for a price equal to the aggregate amount of underwriting discounts and expenses incurred by the Company in connection with the Offering (including without limitation any underwriting discounts associated with the exercise by the Underwriters of their over-allotment option) and all expenses incurred by the Company in connection with its formation in order to provide the Company with funds sufficient to pay such expenses. See "Use of Proceeds".

      On ______, 1996, the Mortgage Loans included in the Initial Portfolio had an aggregate outstanding principal balance of $____________. The Initial Portfolio consists of Mortgage Loans secured by first mortgages or deeds of trust on single-family (one-to-four-unit) residential properties ("Residential Mortgage Loans"). See "Business and Strategy--Description of Initial Portfolio--Residential Mortgage Loans". The Bank will enter into a servicing agreement with respect to the Residential Mortgage Loans (the "Servicing Agreement") pursuant to which it will service the Mortgage Loans included in the Initial Portfolio and will be entitled to receive fees in connection with the servicing of such Mortgage Loans. The Bank in its role as servicer under the Servicing Agreement is hereinafter referred to as the "Servicer". See "Business and Strategy--Servicing".

      The Company and the Bank believe that the fair value of the Initial Portfolio will equal the amount (approximately $200 million) that the Company will pay for the Initial Portfolio. However, no third party valuations of the Mortgage Loans constituting the Initial Portfolio have been or will be obtained for purposes of the Offering. See "Risk Factors--No Third Party Valuation of the Mortgage Loans; No Arm's-Length Negotiations with Affiliates".

      The Company will enter into an advisory agreement with the Bank (the "Advisory Agreement") pursuant to which the Bank will administer the day-to-day operations of the Company. The Bank in its role as advisor under the terms of the Advisory Agreement is hereinafter referred to as the "Advisor". The Advisor will be responsible for (i) monitoring the credit quality of Mortgage Assets held by the Company (ii) advising the Company with respect to the acquisition, management, financing and disposition of the Company's Mortgage Assets and (iii) holding documents related to the Mortgage Assets as custodian on behalf of the Company. The Advisor may from time to time subcontract all or a portion of its obligations under the Advisory Agreement to one or more of its affiliates involved in the business of managing Mortgage Assets. If no affiliate of the Advisor is engaged in the business of managing Mortgage Assets, the Advisor may, with the approval of a majority of the Board of Trustees, as well as a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding, subcontract all or a portion of its obligations under the Advisory Agreement to unrelated third parties. The Advisor will not, in connection with the subcontracting of any of its obligations under the Advisory Agreement, be discharged or relieved in any respect from its obligations under the Advisory Agreement. The Advisor and its personnel have substantial experience in mortgage finance and in the administration of Mortgage Loans.

      The Advisory Agreement has an initial term of one year. The Board of Trustees will vote annually to determine whether to renew the Advisory Agreement for additional one-year periods unless notice of nonrenewal is delivered to the Advisor by the Company. If the Company decides to renew the Advisory Agreement, the Bank has agreed that it will automatically renew the Advisory Agreement as well. The Advisory Agreement may be terminated by the Company at any time upon 90 days' prior notice. Any decision by the Company either to renew or to terminate the Advisory Agreement must be approved by a majority of the Board of Trustees. The Advisor will be entitled to receive an annual advisory fee equal to $______. See "Management--The Advisor".

      See "Certain Transactions Constituting the Formation--Benefits to the Bank and its Affiliates" for information regarding the aggregate amounts payable to the Bank and its affiliates in connection with the Offering and the transactions to be entered into in connection with the Offering.

      The Company's Board of Trustees will be composed of seven members, two of whom will be Independent Trustees. An "Independent Trustee" is a trustee who is not a current officer or employee of the Company, RPC Holding Co., RNC, the Bank or any affiliate of the Bank. Certain actions by the Company require the prior approval of a majority of Independent Trustees as long as any Series A Preferred Shares remain outstanding. So long as there are only two Independent Trustees, any action that requires the approval of a majority of the Independent Trustees must be approved by both Independent Trustees. Pursuant to the Articles Supplementary establishing the

Series A Preferred Shares (the "Articles Supplementary") the Independent Trustees are required to take into account the interests of the holders of both the Series A Preferred Shares and the Common Shares in assessing the benefit to the Company of any proposed action requiring their approval. The Company currently has four officers. The Company has no other employees and does not anticipate that it will require additional employees. See "Management".

      The Company may from time to time purchase additional Mortgage Loans or interests in Mortgage Loans out of proceeds received in connection with the repayment or disposition of Mortgage Loans or the issuance of additional Common Shares and Preferred Shares. Additional Preferred Shares ranking senior to the Series A Preferred Shares may not be issued by the Company without the approval of holders of at least 66 2/3% of the outstanding Series A Preferred Shares. Additional Preferred Shares ranking on a parity with the Series A Preferred Shares may not be issued by the Company without the approval of a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding. See "Description of Series A Preferred Shares--Voting Rights" and "--Independent Trustee Approval". The Company does not currently intend to issue any additional Preferred Shares unless it simultaneously issues additional Common Shares to RPC Holding Co., and the aggregate proceeds to be received from such issuance of Common Shares approximately equals the sum of the aggregate offering price of such additional Preferred Shares and the Company's expenses (including any underwriting discounts or placement fees) incurred in connection with the issuance of such additional Preferred Shares. It is currently anticipated that the Company will issue additional shares of Preferred Shares if such issuance would provide the Bank and RNC with the most cost-effective means of raising capital for bank regulatory purposes at the time. See "Certain Transactions Constituting the Formation-- Benefits to the Bank and its Affiliates".

      The Company currently anticipates that the majority of the Mortgage Loans that it may acquire in the future will be purchased from the Bank and affiliates of the Bank. No arrangements are currently in place regarding the acquisition by the Company of Mortgage Loans from unaffiliated third parties. The Company expects that any such Mortgage Loans will be whole loans, will represent first lien positions, will be acquired on a basis consistent with secondary market standards and will have been originated and underwritten in conformity with standards generally applied by the Bank or affiliates of the Bank at the time the Mortgage Loans were originated. The Company currently intends to maintain a significant portion of its portfolio of Mortgage Assets in Residential Mortgage Loans. The Company's current policy prohibits the acquisition of any Mortgage Loan or any interest in a Mortgage Loan (other than an interest resulting from the acquisition of Mortgage-Backed Securities), which Mortgage Loan (i) is delinquent in the payment of principal or interest; (ii) is or was at any time during the preceding 12 months (a) Classified (as defined herein), (b) in Nonaccrual Status (as defined herein), or (c) renegotiated due to financial deterioration of the borrower; or (iii) has been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest. The Company anticipates that the Mortgage Loans acquired by the Company in the future will be serviced by the Bank or an affiliate of the Bank. Loans that are in Nonaccrual Status are generally loans that are past due 90 days or more in principal or interest and Classified loans are troubled loans which are deemed substandard and the collectibility of which is doubtful.

      As a newly formed entity, the Company has no prior operating history. As of the date hereof, it has $1,000 in assets, $1,000 in shareholder's equity and no indebtedness. Immediately after the issuance by the Company of the Series A Preferred Shares to the public and the Common Shares to RPC Holding Co. and the purchase by the Company of the Initial Portfolio, the Company (assuming that (i) the Underwriters' over-allotment option is not exercised and (ii) there are $____ in aggregate offering and organizational expenses) will have $200 million in Mortgage Assets, $100 million of stated capital attributable to the Series A Preferred Shares, $100 million of stated capital attributable to the Common Shares. See "Capitalization".

                            TAX STATUS OF THE COMPANY

      The Company will elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1996. As a REIT, the Company generally will not be subject to federal income tax on net income and capital gains that it distributes to the holders of its Common Shares and Preferred Shares, including the Series A Preferred Shares.

      A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute to shareholders at least 95% of its "REIT taxable income". Notwithstanding qualification for taxation as a REIT, the Company may be subject to federal, state and/or local tax. See "Risk Factors--Tax Risks" and "Federal Income Tax Considerations".

                                  RISK FACTORS

      Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before purchasing Series A Preferred Shares in the Offering.


NO OPERATING HISTORY

      The Company and its parent, RPC Holding Co., are newly organized entities with no operating history and no revenues to date.


DEPENDENCE UPON BANK AS ADVISOR AND SERVICER

      The Company will be dependent for the selection, structuring and monitoring of its Mortgage Assets on the diligence and skill of its officers (all of whom are also officers of the Bank or its affiliates) and the officers and employees of the Bank, as Advisor. See "Management". In addition, the Company will be dependent upon the expertise of the Bank, as Servicer, for the servicing of its Mortgage Loans. The Advisor may subcontract all or a portion of its obligations under the Advisory Agreement, and the Servicer may subcontract all or a portion of its obligations under the Servicing Agreement to one or more affiliates, and under certain conditions to non-affiliates, involved in the business of managing or servicing, as the case may be, Mortgage Assets. In the event the Advisor or the Servicer subcontracts its obligations in such a manner, the Company will be dependent upon the subcontractor to provide any such services. See "Management--The Advisor" and "Business and Strategy--Servicing".


RELATIONSHIP WITH THE BANK AND ITS AFFILIATES; CONFLICTS OF INTEREST

      The Bank and its affiliates are involved in virtually every aspect of the Company's operations. The Bank is the sole holder of the common stock of RPC Holding Co., which in turn is the sole holder of the Common Shares of the Company. The Bank administers the day-to-day activities of the Company in its role as Advisor under the Advisory Agreement. The Bank also services the Company's Mortgage Loans in its role as Servicer under the Servicing Agreement. In addition, other than the Independent Trustees, all of the officers and trustees of the Company are also officers and trustees of the Bank or its affiliates. As the indirect holder of all of the outstanding voting shares of RPC Holding Co. and thus, the Company, the Bank will have the right to elect all trustees of the Company, including the Independent Trustees.

      The Bank and its affiliates may have interests that are not identical to those of the Company. Consequently, conflicts of interest may arise with respect to transactions, including without limitation, the Company's acquisition of the Initial Portfolio; future acquisitions of Mortgage Loans from the Bank or its affiliates; servicing of Mortgage Loans, particularly with respect to Mortgage Loans that become Classified or placed in Nonaccrual Status or which have been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal and interest; and the modification of the Advisory Agreement or the Servicing Agreement.

     It is the intention of the Company and the Bank that any agreements and transactions between the Company, on the one hand, and the Bank or its affiliates, on the other hand, are fair to all parties and consistent with market terms, including the prices paid and received for Mortgage Loans, including those in the Initial Portfolio, on their acquisition or disposition by the Company or in connection with the servicing of such Mortgage Loans. The requirement in the Articles Supplementary establishing the Series A Preferred Shares that certain actions of the Company be approved by a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding is also intended to ensure fair dealings between the Company and the Bank and their respective affiliates. However, there can be no assurance that such agreements or transactions will be on terms as favorable to the Company as those that could have been obtained from unaffiliated third parties. See "Business and Strategy--Management Policies and Programs--Conflict of Interest Policies".

BANK REGULATORY RESTRICTIONS ON OPERATIONS OF THE COMPANY

      Because the Company is an indirect subsidiary of the Bank, federal and state banking authorities will have the right to examine the Company and its activities. Under certain circumstances, including any determination that the Bank's relationship to the Company results in an unsafe and unsound banking practice, such banking authorities will have the authority to issue orders that could restrict the ability of the Company to transfer assets, to make distributions to its shareholders (including dividends to the holders of Series A Preferred Shares) or to redeem Preferred Shares. Such actions could potentially result in the Company failing to qualify as a REIT. See "--Tax Risks".


INTEREST RATE RISK

      The Company's income will consist primarily of interest payments on the Mortgage Loans held by it. The Company anticipates that a portion of its Mortgage Loans will bear interest at adjustable rates. If there is a decline in interest rates (as measured by the indices upon which the interest rates of the Mortgage Loans are based), then the Company will experience a decrease in income available to be distributed to its shareholders. In such an interest rate environment, the Company may experience an increase in prepayments in its Residential Mortgage Loans and may find it more difficult to purchase additional Mortgage Loans bearing rates sufficient to support payment of the dividends on the Series A Preferred Shares. In addition, certain Residential Mortgage Loan products which the Company may purchase could allow borrowers in such an interest rate environment to convert an adjustable rate mortgage to a fixed rate mortgage, thus "locking in" a low, fixed interest rate. Because the rate at which dividends are to be paid on the Series A Preferred Shares is fixed, there can be no assurance that an interest rate environment in which there is a significant decline in interest rates would not adversely affect the Company's ability to pay dividends on the Series A Preferred Shares.


RISKS ASSOCIATED WITH MORTGAGE LOANS

      GENERAL RISKS OF MORTGAGE LOANS

      An investment in the Series A Preferred Shares may be affected by, among other things, a decline in real estate values. In the event the Mortgage Assets held by the Company are placed on Nonaccrual Status, the Company may not have funds sufficient to pay dividends on the Series A Preferred Shares. Factors that could affect the value of the Mortgage Assets held by the Company include the following:

      GEOGRAPHIC CONCENTRATION

      Certain geographic regions of the United States from time to time will experience natural disasters or weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on Mortgage Loans generally. Any concentration of the Mortgage Loans in such a region may present risks in addition to those generally present with respect to Mortgage Loans. Approximately ___% of the residential properties underlying the Company's Residential Mortgage Loans included in the Initial Portfolio are located in the Washington, D.C. metropolitan area and its surrounding communities. These Mortgage Loans may be subject to a greater risk of default than other comparable Mortgage Loans in the event of adverse economic, political or business developments or natural hazards that may affect the region and the ability of property owners in the region to make payments of principal and interest on the underlying mortgages. The Company will not maintain any special hazard insurance, such as hurricane and earthquake insurance, that could mitigate any damages caused by natural disasters which may occur in the regions. In the event of any such natural disaster, the Company's ability to pay dividends on the Series A Preferred Shares could be adversely affected. See "Business and Strategy--Description of Initial Portfolio--Geographic Distribution" herein for further information regarding the geographic concentration of the Mortgage Loans in the Initial Portfolio.

      NO CREDIT ENHANCEMENT OR SPECIAL HAZARD INSURANCE

      As described in "--Geographic Concentration" above, the Company generally does not intend to obtain credit enhancements such as mortgagor bankruptcy insurance or to obtain special hazard insurance for its Mortgage Loans, other than standard hazard insurance, which will in each case only relate to individual Mortgage Loans. Accordingly, during the time it holds Mortgage Loans for which third-party insurance is not obtained, the Company will be subject to risks of borrower defaults and bankruptcies and special hazard losses that are not covered by standard hazard insurance (such as those occurring from hurricanes and earthquakes). In addition, in the event of a default on any Mortgage Loan held by the Company resulting from declining property values or worsening economic conditions, among other factors, the Company would bear the risk of loss of principal to the extent of any deficiency between (i) the value of the related mortgaged property, plus any payments from an insurer, and (ii) the amount owing on the Mortgage Loan.

      REAL ESTATE MARKET CONDITIONS

      The results of the Company's operations will be affected by various factors, many of which are beyond the control of the Company, such as: (i) local and other economic conditions affecting real estate value and (ii) interest rate levels and the availability of credit to refinance such loans at or prior to maturity. The results of the Company's operations depend on, among other things, the level of interest income generated by the Company's Mortgage Assets, the market value of such Mortgage Assets and the supply of and demand for such Mortgage Assets. Further, no assurance can be given that the values of the properties securing the Mortgage Loans included in the Company's Initial Portfolio have remained or will remain at the levels existing on the dates of origination of such Mortgage Loans.

      DELAYS IN LIQUIDATING DEFAULTED MORTGAGE LOANS

      Even assuming that the mortgaged properties underlying the Mortgage Loans held by the Company provide adequate security for such Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by the Company. An action to foreclose on a mortgaged property securing a Mortgage Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions, among other things, may impede the ability of the Company to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer will be entitled to deduct from collections received all expenses reasonably incurred in attempting to recover amounts due and not yet repaid on liquidated Mortgage Loans, including legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses, thereby reducing amounts available to the Company.

      LEGAL CONSIDERATIONS

     Applicable state laws generally regulate interest rates and other charges and require certain disclosures to borrowers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Company to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Company to damages and administrative sanctions.

      ENVIRONMENTAL CONSIDERATIONS

      In the event that the Company is forced to foreclose on a defaulted Mortgage Loan to recover its investment in such Mortgage Loan, the Company may be subject to environmental liabilities in connection with such real property that could exceed the value of the real property. Although the Company intends to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property through foreclosure, hazardous substances or wastes, contaminants, pollutants or sources thereof (as defined by state and federal laws and regulations) may be discovered on properties during the Company's ownership or after a sale thereof to a third party. If such hazardous substances are discovered on a property that the Company has acquired in foreclosure or otherwise, the Company may be required to remove those substances and clean up the property. There can be no assurances that in such a case the Company would not incur full recourse liability for the entire costs of any removal and clean-up, that the cost of such removal and clean-up would not exceed the value of the property or that the Company could recoup any of such costs from any third party. In addition, the Company may find it difficult or impossible to sell the property prior to or following any such clean-up.


RISK OF FUTURE REVISIONS IN POLICIES AND STRATEGIES BY BOARD OF TRUSTEES

     The Board of Trustees has established the investment policies and operating policies and strategies of the Company, certain of which are described in this Prospectus. These policies, which are discussed herein, may be revised or changed from time to time at the discretion of the Board of Trustees (in certain circumstances subject to the approval of a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding) without a vote of the Company's shareholders, including holders of the Series A Preferred Shares. The ultimate effect of any change in the policies and strategies set forth in this Prospectus on a holder of Series A Preferred Shares may be positive or negative. See "Business and Strategy--Management Policies and Programs".


TAX RISKS

      ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

      The Company intends to operate so as to qualify as a REIT under the Code. Although the Company believes that it will be owned and organized and will operate in such a manner, and Sullivan & Cromwell, counsel to the Company, will render certain opinions, described under "Federal Income Tax Considerations" below, regarding the Company's qualification as a REIT, no assurance can be given that the Company will be able to operate in such a manner so as to qualify as a REIT or to remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances, not entirely within the Company's control and not addressed by the opinion of Sullivan & Cromwell, may affect the Company's ability to qualify as a REIT. Although the Company is not aware of any proposal in Congress to amend the tax laws in a manner that would materially and adversely affect the Company's ability to operate as a REIT, no assurance can be given that new legislation or new regulations, administrative interpretations or court decisions will not significantly change the tax laws in the future with respect to qualification as a REIT or the federal income tax consequences of such qualification.

      The Company is relying on the opinion of Sullivan & Cromwell, counsel to the Company, regarding various issues affecting the Company's ability to qualify, and retain qualification, as a REIT. Such legal opinions are not binding on the Internal Revenue Service ("IRS").

      If in any taxable year the Company fails to qualify as a REIT, the Company would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. As a result, the amount available for distribution to the Company's shareholders would be reduced for the year or years involved. In addition, unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. A failure of the Company to qualify as a REIT would not by itself give the Company the right to redeem the Series A Preferred Shares. See "Description of Series A Preferred Shares--Redemption".

      Notwithstanding that the Company currently intends to operate in a manner designed to qualify as a REIT, future economic, market, legal, tax or other considerations may cause the Company to determine that it is in the best interests of the Company and the holders of its Common Shares and Preferred Shares to revoke the REIT election. As long as any Preferred Shares are outstanding, any such determination by the Company may not be made without the approval of a majority of the Independent Trustees. The tax law prohibits the Company from electing treatment as a REIT for the four taxable years following the year of such revocation. See "Federal Income Tax Considerations".

      REIT REQUIREMENTS WITH RESPECT TO SHAREHOLDER DISTRIBUTIONS

      To obtain favorable tax treatment as a REIT qualifying under the Code, the Company generally will be required each year to distribute as dividends to its shareholders at least 95% of its "REIT taxable income" (excluding capital gains). Failure to comply with this requirement would result in the Company's income being subject to tax at regular corporate rates. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions considered as paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for the calendar year, 95% of its capital gains net income for the calendar year and any undistributed taxable income from prior periods.

      REDEMPTION UPON OCCURRENCE OF A TAX EVENT

               At any time following the occurrence of a Tax Event (as defined under "Description of Series A Preferred Shares--Redemption"), even if such Tax Event occurs prior to , 2001, the Company will have the right to redeem the Series A Preferred Shares in whole but not in part. See "Description of Series A Preferred Shares--Redemption". Upon the occurrence of a Tax Event, should the Company not redeem the Series A Preferred Shares, the Company's ability to pay dividends on the Series A Preferred Shares may be adversely affected.


RISK ASSOCIATED WITH LEVERAGE

               Although the Company does not currently intend to incur any indebtedness in connection with the acquisition and holding of Mortgage Loans, the Company may do so at any time (although indebtedness in excess of 20% of the aggregate amount of net proceeds received in connection with the issuance of Preferred Shares and Common Shares may not be incurred without the approval of a majority of the Independent Trustees of the Company as long as any Series A Preferred Shares remain outstanding). To the extent the Company were to change its policy with respect to the incurrence of indebtedness, the Company would be subject to risks associated with leverage, including, without limitation, changes in interest rates, prepayment risk and risks of various hedging strategies.


NO THIRD-PARTY VALUATION OF THE MORTGAGE LOANS; NO ARM'S-LENGTH NEGOTIATIONS WITH AFFILIATES

      The Company and the Bank intend that the fair value of the Initial Portfolio will approximately equal the amount (approximately $200 million) that the Company will pay for the Initial Portfolio. However, no third-party valuations of the Mortgage Loans constituting the Initial Portfolio were obtained for purposes of the Offering, and there can be no assurance that the fair value of the Initial Portfolio does not differ from the purchase price payable by the Company.

               In addition, it is anticipated that third-party valuations will not be obtained in connection with future acquisitions and dispositions of Mortgage Loans even in circumstances where an affiliate of the Company is selling the Mortgage Loans to, or purchasing the Mortgage Loans from, the Company. Accordingly, although the Company, RPC Holding Co., the Bank and RNC intend that future acquisitions or dispositions of Mortgage Loans be on a fair value basis, there can be no assurance that the consideration to be paid (or received) by the Company to (or from) the Bank, RNC or any of their respective affiliates in connection with future acquisitions or dispositions of Mortgage Loans will not differ from the fair value of such Mortgage Loans.

NO PRIOR MARKET FOR SERIES A PREFERRED SHARES

      Prior to the Offering, there has been no market for the Series A Preferred Shares and there can be no assurance that an active trading market will develop or be sustained or that the Series A Preferred Shares may be resold at or above the initial public offering price.

                                   THE COMPANY

      The Company is a Maryland real estate investment trust formed on October 9, 1996, under Title 8 of the Corporations and Associations Article of the Associated Code of Maryland (the "Maryland REIT Law") for the purpose of acquiring, holding and managing Mortgage Assets that will generate net income for distribution to shareholders. The Company anticipates that almost all of its portfolio of Mortgage Assets will represent interests in residential mortgage loans. The Company has been formed by RPC Holding Co., which itself has been formed by the Bank, to provide the Bank and RNC with a means of raising capital for bank regulatory purposes. The Series A Preferred Shares will be treated as capital for both RNC and the Bank for regulatory purposes. The issuance of the Series A Preferred Shares by the Company is a more cost-effective means of raising capital for the Bank and RNC than if the Bank or RNC were to issue preferred stock themselves, because of the Company's ability to deduct for income tax purposes the dividends payable on the Series A Preferred Shares as a result of the Company's qualification as a REIT. RPC Holding Co. is a holding company with no active business and no employees currently.

      The Company expects that substantially all of its Mortgage Assets will be acquired as whole loans from the Bank or affiliates of the Bank. The Bank will administer the day-to-day operations of the Company in its role as Advisor under the Advisory Agreement. The Company will elect to be subject to tax as a REIT under the Code, and will generally not be subject to federal income tax to the extent that it distributes its earnings to its shareholders and maintains its qualification as a REIT.

      All of the Common Shares of the Company are owned by RPC Holding Co. All of the common stock of RPC Holding Co. is owned by the Bank, and all of the common stock of the Bank is owned by RNC. RNC is a Washington, D.C. based bank holding company organized under the laws of Delaware in 1980 and registered under the Bank Holding Company Act of 1956, as amended. RNC has banking subsidiaries in the Washington, D.C. metropolitan area, the United Kingdom and France. The Bank is a national banking association founded in 1836 and incorporated under the national banking laws of the United States in 1896. RNC has indicated to the Company that, for so long as any Series A Preferred Shares are outstanding, it intends to maintain direct or indirect ownership of at least 80% of the outstanding Common Shares of the Company.

      A PURCHASE OF SERIES A PREFERRED SHARES IS A PURCHASE OF SECURITIES ISSUED BY THE COMPANY AND IS NOT A PURCHASE OF SECURITIES ISSUED BY, OR OTHERWISE AN INVESTMENT IN, THE BANK OR RNC. NO OBLIGATION OF THE COMPANY IS GUARANTEED BY THE BANK OR RNC.

      For a further description of the operations of the Company, see "Business and Strategy", "Management", "Risk Factors" and "Federal Income Tax Considerations".


                                 USE OF PROCEEDS

      The proceeds to the Company from the sale of the Series A Preferred Shares offered hereby are expected to be $100,000,000 (assuming the Underwriters' over-allotment option is not exercised). Simultaneously with the consummation of the Offering, RPC Holding Co. will purchase Common Shares for a price of $100,000,000. The Bank will purchase common stock of RPC Holding Co. for a price of $100,000,000. The Company will use the aggregate proceeds of $200,000,000 received in connection with both the Offering and the sale of Common Shares to RPC Holding Co. to purchase the Initial Portfolio from the Bank. See "Business and Strategy".

     If the Underwriters exercise their option to purchase additional Series A Preferred Shares to cover over-allotments in the Offering, RPC Holding Co. will purchase additional Common Shares for a price equal to the aggregate initial public offering price of such additional Series A Preferred Shares. The Bank will make an additional purchase of common stock of RPC Holding Co. equal to the additional purchase by RPC Holding Co. of the Common Shares. The Company will use the additional proceeds from any such additional sales of Series A Preferred Shares and Common Shares to purchase additional Mortgage Loans of the types described in "Business and Strategy--Description of Initial Portfolio". The Company expects that it will purchase any such additional Residential Mortgage Loans within six months from the exercise by the Underwriters of their over-allotment option. Pending such purchase, the Company will invest such additional proceeds in Mortgage-Backed Securities or short-term money market investments.

      Simultaneously with the consummation of the Offering, RPC Holding Co. will also purchase additional Common Shares for a price equal to the aggregate amount of underwriting discounts and expenses incurred by the Company in connection with the Offering and all expenses incurred by the Company in connection with its formation and the offering of the Series A Preferred Shares (currently estimated by the Company to be approximately $___ million in the aggregate) in order to provide the Company with funds sufficient to pay such expenses. Simultaneously with the consummation of any sale of additional Series A Preferred Shares in connection with the exercise by the Underwriters of their over-allotment option, RPC Holding Co. will also purchase additional Common Shares for a price equal to the aggregate amount of underwriting discounts and expenses incurred by the Company in connection with the exercise of such over-allotment option in order to provide the Company with funds sufficient to pay such expenses. The Bank will make an additional purchase of common stock in RPC Holding Co. equal to the additional purchases of the Company's Common Shares by RPC Holding Co.

      Neither the Bank nor any of its affiliates will receive any transaction fees upon completion of the Offering, including any advance payment in respect of servicing or advisory fees.

      The following table illustrates the use of proceeds by the Company from the sale of the Series A Preferred Shares offered hereby (assuming the Underwriters' over-allotment option is not exercised) and the sale of Common Shares to RPC Holding Co. described above.

Gross proceeds from the offering of
     Series A Preferred Shares..............................   $  100,000,000
Gross proceeds from the issuance of Common Shares to
     RPC Holding Co. .......................................   $  ___________1
Public Offering Expenses:
         Underwriting discounts.............................
         Other expenses of the formation and Offering.......                 1
         Net proceeds to be applied to the purchase of Mortgage
         Assets to be acquired from the Bank................   $  ===========



1 Assumes that expenses incurred by the Company in connection with its formation and the Offering of the Series A Preferred Shares, other than underwriting discounts, are $ . If such expenses are in excess of $ , RPC Holding Co. will purchase additional Common Shares for a purchase price equal to such excess, and in turn the Bank will purchase additional common stock of RPC Holding Co. equal to the Common Shares purchased by RPC Holding Co.

                                 CAPITALIZATION

      The following table sets forth the capitalization of the Company as of _______, 1996 (the date of the most recent audited financial statement of the Company) and as adjusted to reflect (i) the consummation of the Offering (assuming the Underwriters' over-allotment option is not exercised) and (ii) the transactions described in "Certain Transactions Constituting The Formation" and the use of the net proceeds therefrom as described under "Use of Proceeds".

                                                            ______ 1996
                                                   ----------------------------
                                                     ACTUAL        AS ADJUSTED
                                                   ----------    --------------
                                                          (IN THOUSANDS)
DEBT
Total long-term debt.........................      $      --     $           --

SHAREHOLDERS' EQUITY
Preferred Shares, par value $25.00 per share;             --
none authorized, none issued and outstanding,
actual; and __,000,000 shares authorized,
 __,000,000 shares issued and outstanding, as
adjusted.....................................             --

Common Shares, par value $1.00 per share(1);
1,000 shares authorized, 1,000 shares issued and
outstanding, actual; and _,000,000 shares
authorized, ______ shares issued and
outstanding, as adjusted.....................

Additional paid-in capital...................        _______            _______

          Total shareholders' equity.........       $_______           $_______

TOTAL CAPITALIZATION.........................       $_______           $_______


---------------

(1) The Company was formed with an initial capitalization of $1,000. Prior to consummation of the Offering, the Declaration of Trust of the Company will be amended to increase the authorized shares of beneficial interest of the Company and to increase the par value of the Common Shares to $______ per share. Since the par value per share of the Preferred Shares equals the issue price of a Series A Preferred Share, the full $100 million raised in the Offering will represent Preferred Share capital. The par value of the Common Shares will equal ___% of its purchase price of $____ per share and, accordingly, RPC Holding Co. will be acquiring _____ shares of Common Shares upon the consummation of the Offering for an aggregate purchase price of $___ million (such number of shares of Common Shares includes Common Shares acquired by RPC Holding Co. in order to provide sufficient funds to pay aggregate offering and organization expenses, currently estimated by the Company to be approximately $___ million). As a result of these issuances of Common Shares, the Common Share amount, upon consummation of the Offering, will equal $ million.

                              BUSINESS AND STRATEGY

GENERAL

      The Company's principal business objective is to acquire, hold and manage Mortgage Loans that will generate net income for distribution to shareholders. The Company will acquire the Initial Portfolio of Mortgage Loans from the Bank for an aggregate purchase price of approximately $200,000,000. See "Certain Transactions Constituting the Formation".

      In order to preserve its status as a REIT under the Code, substantially all of the assets of the Company will consist of Mortgage Loans and other qualified REIT real estate assets of the type set forth in Section 856(c)(6)(B) of the Code. See "Federal Income Tax Considerations".

DIVIDENDS

      The Company currently expects to pay an aggregate amount of dividends with respect to its outstanding capital shares equal to approximately 100% of the Company's "REIT taxable income" (excluding capital gains). In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its "REIT taxable income" (excluding capital gains) to shareholders. The Company anticipates that none of the dividends on the Series A Preferred Shares and none or no material portion of the dividends on the Common Shares will constitute non-taxable returns of capital.

      Dividends will be authorized and declared at the discretion of the Board of Trustees after considering the Company's distributable funds, financial requirements, tax considerations and other factors. Because (i) the Mortgage Assets are interest bearing, (ii) the Series A Preferred Shares represent only approximately 50% of the Company's capitalization and (iii) the Company does not anticipate incurring any indebtedness, the Company currently expects that both its cash available for distribution and its "REIT taxable income" will be in excess of amounts needed to pay accrued dividends on the Series A Preferred Shares, even in the event of a significant drop in interest rate levels. Accordingly, the Company expects that it will, after paying all accrued and unpaid dividends on the Series A Preferred Shares, pay dividends on an annual basis to holders of its Common Shares. Assuming (i) the Mortgage Loans included in the Initial Portfolio are held for the 12-month period following completion of the Offering, (ii) principal repayments are reinvested in additional Mortgage Loans with characteristics similar to those of the Mortgage Loans included in the Initial Portfolio and (iii) interest rates remain constant during such 12-month period, the Company anticipates that the Initial Portfolio will generate interest income of approximately $__ million, after payment of servicing and advisory fees, during such 12-month period. Since the aggregate annual dividend payment on the Series A Preferred Shares is $__ million based on the foregoing, the Company anticipates that $ __ million would be available for payment of dividends on the Common Shares held by RPC Holding Co. during such 12-month period.

      There are several limitations which restrict the Company's ability to pay dividends on the Common Shares (none of which should adversely affect either the ability of the Company to pay dividends in respect of the Series A Preferred Shares or the ability of the Company to maintain its status as a REIT). First, under the Company's anticipated dividend policy, the Company may not make any distribution in respect of the Common Shares with respect to any year to the extent that, after taking into account such proposed distribution, total cash or property distributions on the Company's outstanding shares of Preferred Shares and Common Shares with respect to that year would exceed 105% of the Company's "REIT taxable income" (excluding capital gains) for that year plus net capital gains of the Company for that year. This policy regarding the limitations on payment of dividends in respect of Common Shares may not be modified without the approval of a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding. Second, no cash or property dividends may be paid on the Common Shares unless all declared and unpaid dividends on the Series A Preferred Shares and on all other shares of the Company ranking senior to the Common Shares, have been paid.

      Under certain circumstances, including any determination that the Bank's relationship to the Company results in an unsafe and unsound banking practice, federal and state banking authorities will have the authority to issue an order that restricts the ability of the Company to make dividend payments to its shareholders.

LIQUIDITY AND CAPITAL RESOURCES

      The Company's principal liquidity need will be to fund the acquisition of additional Mortgage Loans as Mortgage Loans held by the Company are repaid. The acquisition of such additional Mortgage Loans will be funded with the proceeds of principal repayments on its portfolio of Mortgage Loans. The Company does not anticipate that it will have any other material capital expenditures. The Company believes that cash generated from the payment of interest and principal on its Mortgage Loan portfolio will provide sufficient funds to meet both operating requirements and payment of dividends by the Company in accordance with the REIT Provisions for the foreseeable future.

GENERAL DESCRIPTION OF MORTGAGE ASSETS; INVESTMENT POLICY

      RESIDENTIAL MORTGAGE LOANS

      The Company may from time to time acquire both conforming and nonconforming Residential Mortgage Loans; however, the Company expects that substantially all of the Residential Mortgage Loans it acquires (including ___ of those included in the Initial Portfolio) will be nonconforming. Conforming Residential Mortgage Loans comply with the requirements for inclusion in a loan guarantee program sponsored by the Federal National Mortgage Association ("FNMA"). Under current regulations, the maximum principal balance allowed on conforming Residential Mortgage Loans is $207,000 for one-unit residential loans ($310,500 for such residential loans secured by mortgaged properties located in either Alaska or Hawaii). Nonconforming Residential Mortgage Loans are Residential Mortgage Loans that do not qualify in one or more respects for purchase by FNMA. The Company expects that a majority of the nonconforming Residential Mortgage Loans it purchases (including ___ of those included in the Initial Portfolio) will be nonconforming because they have original principal balances that exceed the requirements for FNMA programs or generally because they vary in certain other respects from the requirements of such programs other than the requirements relating to creditworthiness of the mortgagors. Of the types of Residential Mortgage Loans included in the Initial Portfolio (see "--Description of Initial Portfolio"; "--Description of Types of Residential Mortgage Loans"), the only Residential Mortgage Loans that bear interest on a basis consistent with such standard requirements are the One-Year Adjustable Rate Mortgages (as defined herein), and the 30-year fixed rate loans. A substantial portion of the Company's nonconforming Residential Mortgage Loans are expected to meet the requirements for sale to national private mortgage conduit programs or other investors in the secondary mortgage market.

      Each Residential Mortgage Loan will be evidenced by a promissory note secured by a mortgage or deed of trust or other similar security instrument creating a first lien on single-family (one-to-four unit) residential properties. Residential real estate properties underlying Residential Mortgage Loans consist of individual dwelling units, individual condominium units, planned unit developments and townhouses. The Company currently expects that most of the Residential Mortgage Loans to be acquired by it will be comprised of both adjustable and fixed rate loans.

      MORTGAGE-BACKED SECURITIES

     The Company may from time to time acquire Mortgage-Backed Securities representing interests in or obligations backed by pools of Mortgage Loans. The Mortgage Loans underlying the Mortgage Backed Securities will be secured by single-family residential, multifamily or commercial real estate properties located throughout the United States. It is not currently anticipated that the Company will hold a significant amount of Mortgage-Backed Securities. The Company intends to acquire Mortgage-Backed Securities only in connection with the temporary investment of funds prior to the distribution of dividends and the acquisition of additional Mortgage Loans. The Company intends to acquire Mortgage-Backed Securities only if they are investment grade. The Company does not intend to acquire any interest-only, principal-only or high-risk Mortgage-Backed Securities. The Company will not be precluded from investing in Mortgage-Backed Securities where the Bank or one of its affiliates is the sponsor or issuer.

ACQUISITION OF INITIAL PORTFOLIO

      Simultaneously with the consummation of the Offering, the Company will acquire the Initial Portfolio pursuant to the terms of a residential mortgage loan purchase and warranty agreement with the Bank, dated as of , 1996 (the "Residential Mortgage Purchase Agreement") to be entered into simultaneously with the consummation of the Offering. The Residential Mortgage Loans in the Initial Portfolio will be assigned to the Company pursuant to the Residential Mortgage Purchase Agreement. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Mortgage Purchase Agreement (the "Mortgage Loan Schedule"). Each Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan: the interest rate or interest rate formula applicable to each Mortgage Loan, the original principal amount and the unpaid principal balance as of the purchase date, the monthly payment, the maturity date, the mortgagor, the type of mortgaged property, the location of the mortgaged property and the current interest rate.

      In addition, the Bank will deliver or cause to be delivered to the Company the mortgage note with respect to each Mortgage Loan (together with all amendments and modifications thereto) endorsed in blank, the original or certified copy of the mortgage (together with all amendments and modifications thereto) with evidence of recording indicated thereon, if available, and an original or certified copy of an assignment of the mortgage in recordable form. Although the Company will have the right to record the assignments of the mortgages at any time, it does not currently anticipate doing so. The Company believes that maintaining record title of the Mortgage Loans in the name of the Servicer will facilitate the servicing of the Mortgage Loans. Once the assignments of the mortgages are recorded, the Company's lien on the mortgaged properties will date back to the date of the original mortgages and rank ahead of any intervening mortgages granted by the borrowers. However, if the Bank, in violation of the Advisory Agreement and the Servicing Agreement, sells any of the Company's Mortgage Loans to a third party who records its assignment of the mortgages before the Company records its assignment of the mortgages with respect to such Mortgage Loans, the Company may lose its ownership interest in such Mortgage Loans. See "--Servicing" and "--Description of Initial Portfolio--General".

      The Bank will make certain representations and warranties with respect to the Mortgage Loans in the Initial Portfolio for the benefit of the Company and will be obligated to repurchase any Mortgage Loan sold by it to the Company as to which there is a material breach of any such representation or warranty, unless the Bank elects to substitute a qualified Mortgage Loan for such Mortgage Loan. The Bank will also indemnify the Company for damages or costs resulting from any such breach. In addition, under the terms of the Mortgage Purchase Agreement, the Company will acquire, in addition to the Mortgage Loans included in the Initial Portfolio, (i) all amounts, including payments of principal and interest (other than payments of principal and interest due on or before _____, 1996), held in one or more accounts maintained for the benefit of or in the name of the Company pursuant to the Servicing Agreement (defined below) and (ii) all insurance policies relating to the Mortgage Properties and the proceeds thereof.

MANAGEMENT POLICIES AND PROGRAMS

     In administering the Company's Mortgage Assets, the Advisor has a high degree of autonomy. The Board of Trustees, however, anticipates that it will adopt certain policies to guide administration of the Company and the Advisor with respect to the acquisition and disposition of assets, use of capital and leverage, credit risk management and certain other activities. These policies, which are discussed below, may be amended or revised from time to time at the discretion of the Board of Trustees (in certain circumstances subject to the approval of a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding) without a vote of the Company's shareholders, including holders of the Series A Preferred Shares. See also "--Dividends".

      ASSET ACQUISITION AND DISPOSITION POLICIES

      Subsequent to the acquisition of the Initial Portfolio, the Company anticipates that it will from time to time purchase additional Mortgage Loans from the Bank or its affiliates, although Mortgage Loans may be acquired from unaffiliated third parties, out of proceeds received in connection with the repayment or disposition of Mortgage Loans or the issuance of additional Common Shares and Preferred

Shares. The Company anticipates that additional Mortgage Loans purchased from the Bank or its affiliates will be purchased on terms that are substantially similar to those that could be obtained by the Company if such additional Mortgage Loans were purchased from third parties unaffiliated with the Company. No arrangements or procedures are currently in place regarding the purchase of additional Mortgage Loans from unaffiliated third parties. The Company currently anticipates that such Mortgage Loans will be of the types described in "--Description of Initial Portfolio", although if the Bank or its affiliates develop additional Mortgage Loan products, the Company may purchase such additional types of Mortgage Loans. In addition, the Company may from time to time acquire Mortgage Backed Securities representing interests in or obligations backed by pools of Mortgage Loans that will be secured by single-family residential, multifamily or commercial real estate properties located throughout the United States. The Company currently anticipates that it will not acquire the right to service any Mortgage Loan it acquires in the future and that the Bank or an affiliate of the Bank will act as servicer of any such additional Mortgage Loans. The Company anticipates that any servicing arrangement that it enters into in the future with the Bank will contain fees and other terms that would be substantially similar to those that would be contained in servicing arrangements entered into with third parties unaffiliated with the Company.

      The Company currently intends to maintain a majority of its portfolio of Mortgage Assets in Residential Mortgage Loans. In addition, the Company anticipates that it will adopt a policy that prohibits the acquisition of any Mortgage Loan or any interest in a Mortgage Loan (other than an interest resulting from the acquisition of Mortgage-Backed Securities), which Mortgage Loan (i) is delinquent for more than 30 days in the payment of principal or interest at the time of the proposed acquisition; (ii) is or was at any time during the preceding 12 months (a) Classified, (b) in Nonaccrual Status, or (c) renegotiated due to financial deterioration of the borrower; or (iii) has been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest.

      The Company may choose, at any time subsequent to its acquisition of any Mortgage Loan, at any time during the servicing process, to require the Servicer of the Mortgage Loan to dispose of any Mortgage Loan which becomes nonaccruing or classified or which has been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest. The Bank has indicated to the Company that it will not purchase any Mortgage Loan of the Company that the Company chooses to dispose of for the foregoing reasons; accordingly, the Company currently anticipates that any such Mortgage Loan would be sold at its then current fair value by the Company only to a non-bank subsidiary of the Bank or an unrelated third party.

      CAPITAL AND LEVERAGE POLICIES

      To the extent that the Board of Trustees determines that additional funding is required, the Company may raise such funds through additional equity offerings, debt financing or retention of cash flow (after consideration of provisions of the Code requiring the distribution by a REIT of at least 95% of its "REIT taxable income" and taking into account taxes that would be imposed on undistributed taxable income), or a combination of these methods.

      The Company will have no debt outstanding following consummation of the Offering, and the Company does not currently intend to incur any indebtedness. However, the organizational documents of the Company do not contain any limitation on the amount or percentage of debt, funded or otherwise, that the Company might incur. Notwithstanding the foregoing, the Company may not, without the approval of a majority of the Independent Trustees, incur debt for borrowed money other than debt not in excess of 20% of the aggregate amount of net proceeds received in connection with the issuance of all outstanding Preferred Shares and Common Shares of the Company as long as any Series A Preferred Shares remain outstanding. Any such debt incurred may include intercompany advances made by the Bank to the Company.

      The Company may also issue additional series of Preferred Shares. However, the Articles Supplementary provide that the Company may not issue additional shares of Preferred Shares senior to the Series A Preferred Shares without the consent of holders of at least 66 2/3% of the outstanding shares of Preferred Shares at that time, including the Series A Preferred Shares, and the Company may not issue additional shares of Preferred Shares on a parity with the Series A Preferred Shares without the approval of a majority of the Company's Independent Trustees as long as any Series A Preferred Shares remain outstanding. The Company does not currently intend to issue any additional series of Preferred Shares unless it simultaneously issues additional Common Shares to RPC Holding Co. and the proceeds to be received from the issuance of the Common Shares are approximately equal to the aggregate offering price of such additional Preferred Shares plus the Company's expenses (including underwriting discounts or placement fees) in connection with the issuance of such additional Preferred Shares. It is currently anticipated that any determination by the Company to issue additional Preferred Shares will take into account the Bank's and RNC's regulatory capital requirements and the cost of raising and maintaining such capital at the time. It is currently anticipated that the Company will issue additional Preferred Shares if such issuance would provide the Bank and RNC with the most cost-effective means of raising capital for bank regulatory purposes at the time. See "Certain Transactions Constituting the Formation--Benefits to the Bank and its Affiliates".

      CREDIT RISK MANAGEMENT POLICIES

      The Company expects that each Mortgage Loan acquired from the Bank or one of its affiliates in the future will be a whole loan, will represent a first lien position and will be originated by the Bank or such affiliate in the ordinary course of its real estate lending activities based on the underwriting standards generally applied (at the time of origination) for its own account by the Bank or the affiliate of the Bank that originated the Mortgage Loan. See "--Description of Initial Portfolio--Underwriting Standards". The Company also expects that all Mortgage Loans held by the Company will be serviced pursuant to the Servicing Agreement, which requires servicing in conformity with accepted secondary market standards, with any servicing guidelines promulgated by the Company and in conformity with FNMA guidelines and procedures. The Company may also choose, at any time subsequent to its acquisition of any Mortgage for any reason, including as a result of such Mortgage Loan becoming Classified or being placed in Nonaccrual Status or having to require the Servicer of such Mortgage Loans to dispose of any Mortgage Loan that becomes nonaccruing or classified or which has been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal and interest.

      CONFLICT OF INTEREST POLICIES

     Because of the nature of the Company's relationship with the Bank and its affiliates, it is likely that conflicts of interest will arise with respect to certain transactions, including, without limitation, the Company's acquisition of Mortgage Loans from, or disposition of Mortgage Loans to, the Bank or its affiliates, foreclosure on defaulted Mortgage Loans and the modification of the Advisory Agreement or the Servicing Agreement. It is the Company's policy that the terms of any financial dealings with the Bank and its affiliates will be consistent with those available from third parties in the mortgage lending industry. Conflicts of interest between the Company and the Bank and its affiliates may also arise in connection with making decisions that bear upon the credit arrangements that the Bank or one of its affiliates may have with a mortgagor under a Mortgage Loan. Conflicts could also arise in connection with actions taken by the Bank as a controlling person in the Company. It is the intention of the Company and the Bank that any agreements and transactions between the Company, on the one hand, and the Bank or its affiliates, on the other hand, including without limitation the Mortgage Purchase Agreement and the Servicing Agreement, are fair to all parties and are consistent with market terms for such types of transactions. The Servicing Agreement provides that (i) foreclosures and dispositions of the Mortgage Loans are performed with a view to maximizing the recovery by the Company as owner of the Mortgage Loans and (ii) the Servicer shall service the Mortgage Loans solely with a view toward the interests of the Company, and without regard to the interests of the Bank or its affiliates. The requirement in the Articles Supplementary establishing the Series A Preferred Shares that certain actions of the Company be approved by a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding is also intended to ensure fair dealings between the Company and the Bank and its affiliates. However, there can be no assurance that any such agreement or transaction will be on terms as favorable to the Company as would have been obtained from unaffiliated third parties.

      There are no provisions in the Company's organizational documents limiting any officer, trustee, security holder or affiliate of the Company from having any direct or indirect pecuniary interest in any Mortgage Asset to be acquired or disposed of by the Company or in any transaction in which the

Company has an interest or from engaging in acquiring, holding and managing Mortgage Assets. As described herein, it is expected that the Bank and its affiliates will have direct interests in transactions with the Company (including, without limitation, the sale of Mortgage Assets to the Company); however, it is not currently anticipated that any of the officers or trustees of the Company will have any interests in such Mortgage Assets.

      OTHER POLICIES

      The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. The Company does not intend to (i) invest in the securities of other issuers for the purpose of exercising control over such issuers, (ii) underwrite securities of other issuers, (iii) actively trade in loans or other investments, (iv) offer securities in exchange for property or (v) make loans to third parties, including, without limitation, officers, trustees or other affiliates of the Company. The Company may, under certain circumstances, purchase the Series A Preferred Shares and other of its capital shares in the open market or otherwise, provided, however, that the Company will not redeem or repurchase any of its Common Shares for so long as any Series A Preferred Shares are outstanding without the approval of a majority of the Independent Trustees. The Company has no present intention of causing the Company to repurchase any of its shares, and any such action would be taken only in conformity with applicable federal and state laws and regulations and the requirements for qualifying as a REIT.

      The Company intends to publish and distribute to shareholders, in accordance with NYSE rules, annual reports containing financial statements prepared in accordance with generally accepted accounting principles and certified by the Company's independent public accountants. The Articles Supplementary establishing the Series A Preferred Shares provides that the Company shall maintain its status as a reporting company under the Securities Exchange Act of 1934 for so long as any of the Series A Preferred Shares are outstanding.

      The Company currently intends to make investments and operate its business at all times in such a manner as to be consistent with the REIT Provisions of the Code to qualify as a REIT. However, future economic, market, legal, tax or other considerations may cause the Board of Trustees, subject to approval by a majority of Independent Trustees as long as any Series A Preferred Shares remain outstanding, to determine that it is in the best interests of the Company and its shareholders to revoke its REIT status.

DESCRIPTION OF INITIAL PORTFOLIO

     Information with respect to the Mortgage Loans in the Initial Portfolio is presented as of __________, 1996. The composition of the Initial Portfolio actually purchased by the Company contemporaneously with the consummation of the Offering will differ from the Initial Portfolio as described in this Prospectus only to the extent it is discovered prior to the consummation of the Offering that a Mortgage Loan included in the Initial Portfolio described herein (i) is delinquent in the payment of principal or interest; (ii) is or was at any time during the preceding 12 months (a) Classified, (b) in Nonaccrual Status, or (c) renegotiated due to financial deterioration of the borrower; or (iii) has been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest. In such event a Mortgage Loan similar in aggregate outstanding principal balance and product type will be substituted for such non-purchased Mortgage Loan.


      References herein to percentages of Mortgage Loans included in the Initial Portfolio refer in each case to the percentage of the aggregate outstanding principal balance of the Mortgage Loans in the Initial Portfolio as of ___________, 1996, based on the outstanding principal balances of such Mortgage Loans as of such date, after giving effect to scheduled monthly payments due on or prior to such date, whether or not received.

      The detailed information set forth in this Prospectus with respect to the Mortgage Loans applies only to the Initial Portfolio and the Company's portfolio of Mortgage Assets in the future may or may not have the characteristics described below.

      GENERAL

      The Initial Portfolio contains ____[#] Residential Mortgage Loans, representing all of the Mortgage Loans contained in the Initial Portfolio. On _______, 1996, the Mortgage Loans included in the Initial Portfolio had an aggregate outstanding principal balance of $_____________.

      Substantially all of the Residential Mortgage Loans included in the Initial Portfolio were originated by the Bank or one of its affiliates, one of its predecessors in interest, or a small, select group of correspondent lenders in the ordinary course of their respective real estate lending activities. Certain of the Residential Mortgage Loans included in the Initial Portfolio may have been originated by mortgagees approved by the Secretary of Housing and Urban Development or institutions (such as banks, credit unions and insurance companies) subject to supervision and examination by federal and state authorities and then sold to the Bank or one of its affiliates. All of the Residential Mortgage Loans included in the Initial Portfolio were originated generally in accordance with the underwriting standards customarily employed by the Bank or its affiliates at the time at which such Mortgage Loans were originated.

      All of the Residential Mortgage Loans included in the Initial Portfolio were originated between _____ and _____, and have original terms to stated maturity of either 15, 20, or 30, years. Approximately __% of the Residential Mortgage Loans in the Initial Portfolio have original principal balances in excess of $207,000. The average outstanding principal balance of a Residential Mortgage Loan is $____. Approximately ____% of the Residential Mortgage Loans included in the Initial Portfolio were originated by the Bank or one of its affiliates and approximately ____% were purchased by the Bank or one of its affiliates. The weighted average number of months since origination of the Residential Mortgage Loans included in the Initial Portfolio (calculated as of _____, 1996) was approximately _____ months. The weighted average Loan-to-Value Ratio (defined below) of the Residential Mortgage Loans included in the Initial Portfolio is _____%; however, _____% of the Residential Mortgage Loans have Loan-to-Value Ratios of greater than _____%. Of the Residential Mortgage Loans with Loan-to-Value Ratios of greater than _____%, approximately _____% were originated in 1996 and approximately _____% were originated in 1995. "Loan-to-Value Ratio" means the ratio (expressed as a percentage) of the original principal amount of such Mortgage Loan to the lesser of either (i) the appraised value at origination of the underlying mortgaged property or (ii) if the Mortgage Loan was made to finance the acquisition of property, the purchase price of the mortgaged property.

     Upon transfer of the residential mortgaged property underlying a Residential Mortgage Loan included in the Initial Portfolio that is an adjustable rate Mortgage Loan, the mortgage note generally will not preclude assumption of the related Residential Mortgage Loan by the proposed transferee if the proposed transferee satisfies certain criteria with respect to its ability to repay the Residential Mortgage Loan. Certain mortgages included in the Initial Portfolio contain "due-on-sale" provisions, which prevent the assumption of the mortgages by a proposed transferee and accelerate the payment of the outstanding principal balance of the Mortgage Loans. "Due-on-sale" provisions in mortgages with respect to adjustable rate Mortgage Loans may be applicable in the period prior to the first Rate Adjustment Date (as defined herein). All fixed rate Residential Mortgage Loans included in the Initial Portfolio have mortgages which contain "due-on-sale" provisions.

      None of the Mortgage Loans included in the Initial Portfolio (i) is currently delinquent in the payment of principal or interest; (ii) is or was at any time during the preceding 12 months (a) classified, (b) in nonaccrual status, or (c) renegotiated due to financial deterioration of the borrower; or
(iii) was, more than once during the preceding 12 months, more than 30 days past due in the payment of principal or interest. If, prior to the acquisition of the Initial Portfolio, any Mortgage Loan included in the description of the Initial Portfolio herein falls within any of the foregoing categories, the Company will not purchase such Mortgage Loan but will instead purchase a Mortgage Loan similar in aggregate outstanding principal balance and product type which does not fall into any of these categories.


      RESIDENTIAL MORTGAGE LOANS

      The following types of Residential Mortgage Loan products, each of which is more fully described below will be included in the Initial Portfolio:
One-Year adjustable rate mortgage ("ARM"),

3/1 ARM, 3/3 ARM, 7/1 ARM, 15-year fixed rate Residential Mortgage Loan, 20-year Fixed Rate Residential Mortgage Loan and 30-year fixed rate Residential Mortgage Loan.

      The following table sets forth certain information with respect to each type of Residential Mortgage Loan included in the Initial Portfolio:

                    TYPE OF RESIDENTIAL MORTGAGE LOAN PRODUCT

                                                                                  PERCENTAGE
                                                                                  OF INITIAL
                                                                 AGGREGATE       PORTFOLIO BY       WEIGHTED        WEIGHTED AVERAGE
                                                 NUMBER OF       PRINCIPAL         AGGREGATE        AVERAGE         EXPECTED MONTHS
                                                  MORTGAGE        BALANCE          PRINCIPAL     INITIAL LOAN-TO-     REMAINING TO
TYPE                                               LOANS       (IN THOUSANDS)       BALANCE        VALUE RATIO          MATURITY
----                                             ---------     --------------    ------------    ----------------   ----------------
One-Year ARM...........................                        $                     ____%          _____%
3/1 ARM................................
3/3 ARM................................
7/1 ARM................................
15-Year Fixed Rate.....................
20-Year Fixed Rate.....................
30-Year Fixed Rate.....................
               Total...................                        $                       .  %           .  %                .
                                                                ========             =====          =====               ====


      Of the Residential Mortgage Loans included in the Initial Portfolio, _____% bear interest at fixed rates. The interest rates of the fixed rate Residential Mortgage Loans range from _____% per annum to _____% per annum. The weighted average interest rate of the fixed rate Residential Mortgage Loans is approximately _____% per annum. The following table contains certain additional data with respect to the interest rates of the fixed rate Residential Mortgage Loans Portfolio:

             INTEREST RATE OF FIXED RATE RESIDENTIAL MORTGAGE LOANS


                                                                                            PERCENTAGE OF
                                                                      AGGREGATE           INITIAL PORTFOLIO BY
                                             NUMBER OF            PRINCIPAL BALANCE      AGGREGATE PRINCIPAL
            INTEREST RATE                  MORTGAGE LOANS           (IN THOUSANDS)             BALANCE
------------------------------------     ------------------     ---------------------    ---------------------
7.00% to 7.499%                                                        $                            . %
7.50% to 7.999%                                                                                     .
8.00% to 8.499%                                                                                     .
8.50% to 8.999%                                                                                     .
         Total ...............                                         $                            . %
                                              =======                   =======                  ======


      Of the Residential Mortgage Loans included in the Initial Portfolio, _____% bear interest at adjustable rates. The interest rate on an ARM is typically tied to an index (such as the weekly average yield on United States Treasury securities) and is adjustable periodically. ARMs are typically subject to limitations on lifetime interest rates as well as periodic interest rate adjustments. The current interest rates of the Residential Mortgage Loans included that are ARMs ranged from _____% per annum to _____% per annum as of _____, 1996. The weighted-average current interest rate of the Residential Mortgage Loans in the Initial Portfolio that are ARMs as of _____, 1996 was approximately _____% per annum. The following table contains certain additional data as of _____, 1996 with respect to the interest rates of the Residential Mortgage Loans included in the Initial Portfolio that are ARMs:


       CURRENT INTEREST RATE OF ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

                                                                                            PERCENTAGE OF
                                                                      AGGREGATE           INITIAL PORTFOLIO BY
                                             NUMBER OF            PRINCIPAL BALANCE      AGGREGATE PRINCIPAL
        CURRENT INTEREST RATE              MORTGAGE LOANS           (IN THOUSANDS)             BALANCE
------------------------------------     ------------------     ---------------------    ---------------------
__% to __%..........................                                  $                              . %
__% to __%..........................                                                                 .
__% to __%..........................                                                                 .
                                              -------                  -------                  ------
         Total......................                                  $                             . %
                                              =======                  =======                  ======


      "Gross Margin", with respect to a Residential Mortgage Loan that is an ARM, means the applicable fixed percentage which, when added to the applicable index, calculates to the current interest rate paid by the borrower of such Residential Mortgage Loan (without taking into account any interest rate caps or minimum interest rates). Gross Margin is inapplicable to fixed rate Residential Mortgage Loans. As of _____, 1996, the weighted average Gross Margin of the Residential Mortgage Loans included in the Initial Portfolio that are ARMs was approximately _____%.

      The following table sets forth certain additional data as of _____, 1996 with respect to the Gross Margins of the Residential Mortgage Loans included in the Initial Portfolio that are ARMs:

                                  GROSS MARGIN


                                                                                            PERCENTAGE OF
                                                                      AGGREGATE           INITIAL PORTFOLIO BY
                                             NUMBER OF            PRINCIPAL BALANCE      AGGREGATE PRINCIPAL
            GROSS MARGIN                   MORTGAGE LOANS           (IN THOUSANDS)             BALANCE
------------------------------------     ------------------     ---------------------    ---------------------

 .25% to 0.999%                                                       $                               . %
1.0% to 1.999%                                                                                       .
2.0% to 2.999%                                                                                       .
                                              ------                  -------                    ------
          Total.....................                                 $                               . %
                                              ======                  =======                    ======


      DESCRIPTION OF TYPES OF RESIDENTIAL MORTGAGE LOANS

      The interest rate of each type of ARM product included in the Initial Portfolio adjusts at the times (each, a "Rate Adjustment Date") and in the manner described below subject to lifetime interest rate caps, to minimum interest rates and, in the case of most ARMs in the Initial Portfolio, to maximum annual interest rate increases or decreases, each as specified in the mortgage relating to the ARM. Information set forth below regarding interest rate caps and minimum interest rates applies to the Initial Portfolio only. Mortgage Loans purchased by the Company after consummation of the Offering may be subject to different interest rate caps and minimum interest rates.

      Each ARM bears interest at its initial interest rate until its first Rate Adjustment Date. Effective with each Rate Adjustment Date, the monthly principal and interest payment on most of the adjustable rate Mortgage Loans included in the Initial Portfolio will be adjusted to an amount that will fully amortize the then-outstanding principal balance of such Residential Mortgage Loan over its remaining term to stated maturity and that will be sufficient to pay interest at the adjusted interest rate. All of the Mortgage Loans included in the Initial Portfolio allow the mortgagor to prepay at any time some or all of the outstanding principal balance of the Mortgage Loan without fee or penalty.

      One-Year ARM. The interest rate with respect to each One-Year ARM is fixed at an initial rate for the first twelve monthly payments and adjusts annually thereafter on the date specified in the related mortgage note to a rate equal to the then-current Treasury Index (defined below) plus the Gross Margin set forth in such mortgage note, subject to a maximum annual interest rate increase or decrease of ____%, a lifetime interest rate cap equal to the initial interest rate with respect to such Residential Mortgage Loan plus __% or __% as specified in the related mortgage note and to a minimum interest rate no less than the Gross Margin. The sum of the Treasury Index and the Gross Margin is generally rounded to the nearest ____%; however, certain mortgage notes provide for the sum to be rounded upwards to the nearest ____%. The "Treasury Index" with respect to each One-Year ARM is the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15 (519) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency and made available to the Advisor. Should the Treasury Index not be published or become otherwise unavailable, the Advisor will select a comparable alternative index over which it has no control and which is readily available.

      Three-Year Fixed Rate Loan with Automatic Conversion to One-Year ARM. The interest rate with respect to each three-year fixed rate loan with automatic conversion to a One-Year ARM (a "3/1 ARM") is fixed at an initial rate for the first 36 monthly payments and adjusts annually thereafter as if the Residential Mortgage Loan was a One-Year ARM with a lifetime interest rate cap equal to the initial interest rate with respect to such Residential Mortgage Loan plus __% or __%, provided that, with respect to certain 3/1 ARMs, on the first Rate Adjustment Date the interest rate may be increased by __% or __%.

      Three-Year ARM. The interest rate with respect to each Three-Year ARM is fixed at an initial rate for the first 36 monthly payments and adjusts each three year period thereafter on the date specified in the related mortgage note to a rate equal to the then-current Treasury Index (defined below) plus the Gross Margin set forth in such mortgage note, subject to a maximum annual interest rate increase or decrease of _____%, a lifetime interest rate cap equal to the initial interest rate with respect to such Residential Mortgage Loan plus __% or __% as specified in the related mortgage note and to a minimum interest rate no less than the Gross Margin. The sum of the Treasury Index and the Gross Margin is generally rounded to the nearest ___%; however, certain mortgage notes provide for the sum to be rounded upwards to the nearest ___%. The "Treasury Index" with respect to each Three-Year ARM is the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of three years as published by the Federal Reserve Board in Statistical Release H.15 (519) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency and made available to the Advisor. Should the Treasury Index not be published or become otherwise unavailable, the Advisor will select a comparable alternative index over which it has no control and which is readily available.

      Seven-Year Fixed Rate Loan with Automatic Conversion to One-Year ARM. The interest rate with respect to each seven-year fixed rate loan with automatic conversion to a One-Year ARM (a "7/1 ARM") is fixed at an initial rate for the first 84 monthly payments and adjusts annually thereafter as if the Residential Mortgage Loan was a One-Year ARM with a lifetime interest rate cap equal to the initial interest rate with respect to such Residential Mortgage Loan plus __% or __%, provided that, with respect to certain 7/1 ARMs, on the first Rate Adjustment Date the interest rate may be increased by __% or __%. There is no option to convert a 7/1 ARM back to a fixed rate loan after the first Rate Adjustment Date.

      Fixed Rate Loans. The fixed rate Residential Mortgage Loans which are included in the Initial Portfolio or may be purchased by the Company will generally have original terms to stated maturity of 15, 20 or 30 years. The interest rates of these Residential Mortgage loans are fixed prior to origination. The monthly principal and interest payment is calculated to fully amortize the initial outstanding principal balance of such Residential Mortgage Loan to its stated maturity.

      UNDERWRITING STANDARDS

      The Bank has represented to the Company that all of the Residential Mortgage Loans included in the Initial Portfolio were originated generally in accordance with the underwriting policy customarily employed by the Bank or one of its predecessors in interest at the time at which the Mortgage Loans in the Initial Portfolio were originated.

      The underwriting standards applied at origination of the Mortgage Loans were intended to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the underlying mortgaged property as collateral. Initially, each prospective borrower was required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as, to the extent required by applicable state law, an authorization to apply for a credit report which summarized the borrower's credit history with merchants and lenders and any record of bankruptcy. While a credit report was always required for a prospective borrower, the extent of the report and other documentation requested varied among different origination programs.

      For any prospective borrower, an employment verification was obtained from the borrower's employer wherein the employer reported the length of employment with the employer, the employee's current salary, the borrower submitted such other evidence of employment (such as pay stubs) satisfactory to the Bank (or its predecessor). For a self-employed prospective borrower, the borrower was generally required to submit copies of personal and business federal income tax returns for the previous two years. For any prospective borrower, the borrower authorized verification of all deposits at all financial institutions at which the borrower had demand or savings accounts.

      Once the credit report and the employment and deposit verifications were received by the underwriting officer considering the loan application, a determination was made as to whether the prospective borrower had sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed Mortgage Loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet other financial obligations and monthly living expenses. In all instances, the Bank's and its predecessors' underwriting policies (including those applied in originating the Mortgage Loans in the Initial Portfolio) may be varied in cases deemed appropriate by its underwriting officers.

      In determining the adequacy of the property as collateral, an independent appraisal was made of each property considered for financing. Each appraiser was selected in accordance with predetermined guidelines established for appraisers. The appraiser was required to inspect the property and verify that it was in good condition and that construction, if new, had been completed. If the appraiser reported any exceptions to the verification, the Bank (or its predecessor) or its agent determined that such property had been substantially completed to its satisfaction. The appraisal was based on the appraiser's judgment of value giving appropriate weight to both the market value of comparable properties and the cost of replacing the property and other factors as appropriate. The Bank's or its predecessors' underwriting standards also required a search of the public records relating to a mortgaged property for liens and judgments against such mortgaged property, as well as customary title insurance, except that title insurance was not required in connection with co-op loans. In connection with co-op loans, a recognition agreement in customary form was generally required from the related cooperative corporation.

      GEOGRAPHIC DISTRIBUTION

      Approximately ___% of the residential real estate properties underlying the Company's Residential Mortgage Loans included in the Initial Portfolio are located in the Washington, D.C. metropolitan area and its surrounding communities. Consequently, these Residential Mortgage Loans may be subject to a greater risk of default than other comparable Residential Mortgage Loans in the event of adverse economic, political or business developments in the Washington, D.C. metropolitan area that may affect the ability of residential property owners in the Washington, D.C. metropolitan area to make payments of principal and interest on the underlying mortgages. Standard hazard insurance required to be maintained with respect to Residential Mortgage Loans held by the Company does not protect the Company against losses occurring from natural disasters. Consequently, in the event of a hurricane, an earthquake or other natural disaster, the Company's ability to pay dividends on the Series A Preferred Shares could be adversely affected as the Company will not maintain special hazard insurance to protect against such losses.

      LOAN-TO-VALUE RATIOS; INSURANCE

      All of the Residential Mortgage Loans having Loan-to-Value Ratios of greater than ___%, and approximately ___% of the Residential Mortgage Loans having Loan-to-Value Ratios of greater than ___% but less than ___%, are insured under primary mortgage guaranty insurance policies. Not more than approximately ___% of the Residential Mortgage Loans are insured by any one primary mortgage insurance policy issuer. At the time of origination of the Residential Mortgage Loans, each of the primary mortgage insurance policy insurers was approved by FNMA. A standard hazard insurance policy is required to be maintained by the mortgagor with respect to each Residential Mortgage Loan in an amount equal to the maximum insurable value of the improvements securing such Residential Mortgage Loan or the principal balance of such Residential Mortgage Loan, whichever is less. If the residential real estate property underlying a Residential Mortgage Loan is located in a flood zone, such Residential Mortgage Loan may also be covered by a flood insurance policy as required by law. No mortgagor bankruptcy insurance will be maintained by the Company with respect to the Residential Mortgage Loans in the Initial Portfolio, nor will any Residential Mortgage Loan be insured by the Federal Housing Administration or guaranteed by the Veterans Administration. The Company will not maintain any special hazard insurance policy with respect to any Residential Mortgage Loan which could mitigate damages caused by any hurricane, earthquake or other natural disaster. In addition, the standard hazard insurance required to be maintained with respect to Residential Mortgage Loans does not protect the Company against losses occurring from natural disasters. In the event of any such natural disaster, the Company's ability to pay dividends on the Series A Preferred Shares could be adversely affected.

SERVICING

      The Mortgage Loans included in the Initial Portfolio will be sold to the Company by the Bank on a servicing retained basis. The Bank will service the Mortgage Loans included in the Initial Portfolio pursuant to the terms of the Servicing Agreement. The Bank in its role as servicer under the terms of the Servicing Agreement is herein referred to as the "Servicer". The Servicer will receive an annual servicing fee with respect to each Mortgage Loan held by the Company which shall for a period of one full month equal a one-twelfth of 3/8% multiplied by the outstanding principal balance of such Mortgage Loan (a) if such mortgage loan is an ARM; or (b) one-twelfth of 1/4% multiplied by the outstanding principal balance of such Mortgage Loan if such Mortgage Loan is a fixed rate Mortgage Loan.

      The Servicing Agreement requires the Servicer to service the Company's Mortgage Loans in a manner generally consistent with accepted secondary market practices, with any servicing guidelines promulgated by the Company and FNMA guidelines and procedures. The Servicing Agreement requires the Servicer to service the Mortgage Loans solely with a view toward the interests of the Company, and without regard to the interests of the Bank or its affiliates. The Servicer will collect and remit principal and interest payments, administer mortgage escrow accounts, submit and pursue insurance claims and initiate and supervise foreclosure proceedings on the Mortgage Loans it services. The Servicer will also provide accounting and reporting services required by the Company for such Mortgage Loans. Each Servicing Agreement requires the Servicer to follow such collection procedures as are customary in the industry, including contacting delinquent borrowers and supervising foreclosures and property dispositions in the event of unremedied defaults in accordance with servicing guidelines promulgated by the Company. The Servicer may, in its discretion, arrange with a defaulting borrower a schedule for the liquidation of delinquencies, provided that no primary mortgage insurance coverage is adversely affected. The Servicer may also be directed by the Company, at any time during the servicing process, to dispose of any Mortgage Loan which becomes Classified, placed in Nonaccrual Status or which has been, more than once during the preceding 12 months, more than 30 days past due in the payment of principal and interest.

      The Servicer may from time to time subcontract all or a portion of its servicing obligations under the Servicing Agreement to one or more of its affiliates. If none of its affiliates is engaged in the business of servicing Mortgage Loans, the Servicer may subcontract all or a portion of its obligations under the Servicing Agreement to an unrelated third party subject to approval of a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding. The Servicer will not, in connection with subcontracting any of its obligations under the Servicing Agreement, be discharged or relieved in any respect from its obligation to the Company to perform its obligations under the Servicing Agreement.

     The Servicing Agreement requires the Servicer to pay all expenses related to the performance of its duties under such Servicing Agreement. In addition, the Servicer will be required to make advances of principal and interest and certain taxes and required insurance premiums that are due from mortgagors, unless (with respect to advances of principal and interest) it determines that such advances are nonrecoverable. If such advances are made, the Servicer generally will be reimbursed out of proceeds related to such Mortgage Loan prior to the Company. The Servicer also will be entitled to reimbursement by the Company for expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans serviced by it and in connection with the restoration of mortgaged property. If claims are not made or paid under applicable insurance policies or if coverage thereunder has ceased, the Company will suffer a loss to the extent that the proceeds from liquidation of the mortgaged property, after reimbursement of the Servicer's expenses in the sale, are less than the outstanding principal balance of the related Mortgage Loan. The Servicer will be responsible to the Company for any loss suffered as a result of its failure to make and pursue timely claims or as a result of actions taken or omissions made by it which cause the policies to be cancelled by the insurer.

      In connection with any foreclosure proceedings that the Servicer may institute, the Servicer may exercise any power of sale contained in any mortgage or deed of trust, obtain a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property underlying a Mortgage Loan by operation of law or otherwise in accordance with the terms of the relevant Servicing Agreement.

      The Company may terminate the Servicing Agreement upon the happening of one or more events specified in the Servicing Agreement. Such events relate generally to the Servicer's proper and timely performance of its duties and obligations under the Servicing Agreement. In addition, the Company may also terminate the Servicing Agreement without cause upon 30 days' notice and payment of a termination fee that is competitive with that which is generally payable in the industry. The termination fee will be equal to 2% of the aggregate outstanding principal amount of the loans then serviced under the Servicing Agreement. As long as any Series A Preferred Shares remain outstanding, the Company may not terminate, or elect not to renew, the Servicing Agreement without the approval of a majority of the Independent Trustees.

      As is customary in the mortgage loan servicing industry, the Servicer will be entitled to retain any late payment charges, prepayment fees, penalties and assumption fees collected in connection with the Mortgage Loans serviced by it. In addition, the Servicer will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company and from interest earned on tax and insurance impound funds with respect to Mortgage Loans serviced by it. The Servicing Agreement requires the Servicer to remit to the Company no later than the 20th day of each month all principal and interest due from borrowers of Mortgage Loans serviced by it on the first day of such month (unless deemed nonrecoverable by the Servicer).

      When any mortgaged property underlying a Mortgage Loan is conveyed by a mortgagor, the Servicer generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. The terms of a particular Mortgage Loan or applicable law, however, may provide that the exercise of the "due-on-sale" clause is prohibited under certain circumstances related to the security underlying the Mortgage Loan and the buyer's ability to fulfill the obligations under the related mortgage note. Upon any assumption of a Mortgage Loan by a transferee, a fee equal to a specified percentage of the outstanding principal balance of the Mortgage Loan is typically required, which sum will be retained by the Servicer as additional servicing compensation.

      As a result of the relationship between the Servicer and the Company, certain conflicts of interest may arise. See "Risk Factors--Relationship with the Bank and Its Affiliates; Conflicts of Interest".

EMPLOYEES

      The Company has four officers, each of whom is described further below under "Management". The Company does not anticipate that it will require any additional employees because it has retained the Advisor to perform certain functions pursuant to the Advisory Agreement described below under "Management--The Advisor". It is currently anticipated that all of the officers of the Company will also be officers or employees of RNC, the Bank or their affiliates. The Company will maintain corporate records and audited financial statements that are separate from those of the Bank or any of its affiliates. None of the officers, employees or trustees of the Company will have any direct or indirect pecuniary interest in any Mortgage Asset to be acquired or disposed of by the Company or in any transaction in which the Company has an interest or will engage in acquiring, holding and managing Mortgage Assets.


COMPETITION

      The Company anticipates that it will not engage in the business of originating Mortgage Loans. It does anticipate that it will purchase Mortgage Loans in addition to those in the Initial Portfolio and that substantially all of these Mortgage Loans will be purchased from the Bank or affiliates of the Bank. The Company does not expect to compete with mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers or insurance companies in acquiring its Mortgage Loans.

LEGAL PROCEEDINGS

      Neither the Company nor RPC Holding Co. is the subject of any material litigation. The Company, RPC Holding Co., the Advisor, the Bank or any of its affiliates are not currently involved in nor, to the Company's knowledge, currently threatened with any material litigation with respect to the Mortgage Loans to be included in the Initial Portfolio, other than routine litigation arising in the ordinary course of business.

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

      The Company's Board of Trustees is composed of seven members, two of whom are Independent Trustees. These Trustees will serve until the first annual meeting of shareholders and until their successors are duly elected and qualify. There is no current intention to alter the number of trustees comprising the Board of Trustees. Pursuant to the Articles Supplementary establishing the Series A Preferred Shares, the Independent Trustees are required to take into account the interests of the holders of both the Series A Preferred Shares and the Common Shares in assessing the benefit to the Company of any proposed action requiring their consent. In considering the interests of the holders of the Series A Preferred Shares, the Independent Trustees shall owe the same duties which the Independent Trustees owe to holders of Common Shares. The Company currently has four officers. The Company has no other employees and does not anticipate that it will require additional employees. See "Business and Strategy--Employees".

               The persons who are trustees and executive officers of the Company are as follows:


NAME                                        AGE     POSITION AND OFFICES HELD
Joseph W. Barr............................   47     President and Trustee
Timothy C. Coughlin.......................   55     Trustee
John L. Davis.............................   55     Chief Financial Officer and
                                                    Treasurer
Timothy A. Lex............................   38     Chairman of the Board
Linda A. Madrid...........................   37     Secretary
F. Anderson Morse.........................   39     Trustee
David W. Scott............................   34     Trustee
Robert L. Sloan...........................   50     Trustee
William B. Snyder.........................   67     Trustee


      The following is a summary of the experience of the executive officers and trustees of the Company:

      JOSEPH W. BARR has served as an Executive Vice President of the Bank in charge of Community Banking since July 1993. He served as Executive Vice President in charge of Retail Banking at First American Metro Corp. from 1992 to June 1993 and as Executive Vice President in charge of Community Banking at Perpetual Savings Bank, F.S.B. from 1989 to 1992.

      TIMOTHY C. COUGHLIN has served as President of RNC since 1992. He served as President and Chief Operating Officer of the Bank from 1983 to 1992. He has been a Director of RNC since 1988 and a Director of the Bank since 1983.

      JOHN L. DAVIS has served as Chief Financial Officer of RNC and Executive Vice President and Chief Financial Officer of the Bank since June 1993. Mr. Davis served as Senior Vice President and Controller of First Florida Bank, N.A. from 1990-1992 and as Senior Vice President and Chief Financial Officer of First Union National Bank of Georgia from 1987 to 1990.

      TIMOTHY A. LEX, Executive Vice President of the Bank, was recently appointed Chief Operating Officer of the Bank, in charge of Relationship, Community, International and Embassy Banking as well as the Bank's Information Technology and Human Resources operating areas. Mr. Lex has served in various management positions during the past 12 years, including such positions as Managing Director of Riggs AP Bank and President and Chief Executive Officer of the Riggs National Bank of Virginia.

      LINDA A. MADRID, Senior Vice President of the Bank, was recently appointed Managing Director of Legal Affairs and Corporate Secretary of RNC and the Bank. Ms. Madrid had served as Litigation Manager for the Bank since September 1993. Ms. Madrid has practiced law both in private practice and as in-house counsel during the past 12 years.

      F. ANDERSON MORSE has served as Senior Vice President of the Bank in charge of Community Sales since November 1995. Mr. Morse served a Senior Vice President in charge of the Residential Real Estate Division from 1988-1995. From 1980 through 1988, Mr. Morse served in various management positions, primarily in the areas of corporate and commercial real estate lending.

      DAVID W. SCOTT, a Senior Vice President of the Bank, was recently appointed Chief Credit Officer of the Bank. Mr. Scott has served in various management positions during the past 10 years, including such positions as Head of Loan Review and Chief Credit Officer of Riggs AP Bank.

      ROBERT L. SLOAN serves as the Vice Chairman of the Board of Directors of RNC and has served on the RNC Board of Directors since 1993 and on the Board of Directors of the Bank since 1990. He is the Chief Executive Officer, Sibley Memorial Hospital in Washington, D.C., serving in that position since 1985. He has served as Chairman, District of Columbia Hospital Association and as the Chairman, Potomac Home Health Care Agency. He is also a director of Community of Hope, Inc.

      WILLIAM B. SNYDER is currently Chairman of Southern Heritage Insurance Company and Merastar Insurance Company and their parent companies, Southern Heritage Corporation and Merastar Corporation. Mr. Snyder served as Chairman of GEICO Corporation from 1985-1993. Mr. Snyder joined GEICO in 1977 as Senior Vice President and was named President of GEICO in 1980 and of GEICO Corporation in 1981.

INDEPENDENT TRUSTEES

      The Company's Articles Supplementary establishing the Series A Preferred Shares requires that, so long as any Series A Preferred Shares are outstanding, certain actions by the Company must be approved by a majority of the Independent Trustees of the Company. See "Description of Series A Preferred Shares--Independent Trustee Approval". William B. Snyder and Robert L. Sloan are the Company's initial Independent Trustees. For so long as there are only two Independent Trustees, any action that requires the approval of a majority of Independent Trustees must be approved by both Independent Trustees.

      If at the time of any annual meeting of the Company's shareholders for the election of Trustees the aggregate amount of accrued and unpaid dividends on any series of Preferred Shares of the Company, other than the Series A Preferred Shares, equals or exceeds an amount equal to four quarterly dividend payments on such series of Preferred Shares, or if no dividends have been paid on the Series A Preferred Shares for four quarterly dividend payments, the number of trustees then constituting the Board of Trustees of the Company will be increased by two (if not already increased by two due to a default in preference dividends), and the holders of Series A Preferred Shares, voting together with the holders of any other outstanding series of Preferred Shares as a single class, will be entitled to elect two additional trustees to serve on the Company's Board of Trustees. Any member of the Board of Trustees elected by holders of the Company's Preferred Shares will be deemed to be an Independent Trustee for purposes of the actions requiring the approval of a majority of the Independent Trustees. See "Description of Series A Preferred Shares--Voting Rights".

AUDIT COMMITTEE

      Upon consummation of the Offering, the Company will establish an audit committee which will review the engagement of independent accountants and review the independence of its auditors. The audit committee will also review the adequacy of the Company's internal accounting controls. The audit committee will be comprised of William B. Snyder, Robert L. Sloan and John L. Davis.

CREDIT COMMITTEE

      Upon consummation of the Offering, the Company will establish a credit committee which will review and approve the acquisition of any additional Mortgage Loans by the Company, review the status of all Mortgage Loans which have become Classified or have been placed in Nonaccrual Status, and review the terms and conditions upon which any such Loans are modified or disposed of by the Company. The credit committee will initially be comprised of David W. Scott, Timothy A. Lex and F. Anderson Morse.

COMPENSATION OF TRUSTEES AND OFFICERS

      The Company intends to pay the Independent Trustees of the Company fees for their services as trustees. The Independent Trustees will receive annual compensation of $[10,000] plus a fee of $[750] for attendance (in person or by telephone) at each meeting of the Board of Trustees.

      The Company will not pay any compensation to its officers or employees or to trustees who are not Independent Trustees.

LIMITATION OF LIABILITY AND INDEMNIFICATION

      The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former shareholder, trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former shareholder, trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, shareholder or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a shareholder, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

      The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

THE ADVISOR

      In connection with the consummation of the Offering and the formation of the Company as described herein, the Company will enter into the Advisory Agreement with the Bank to administer the day-to-day operations of the Company. The Bank, in its role as advisor under the terms of the Advisory Agreement, is herein referred to as the "Advisor". The Advisor will be responsible for (i) monitoring the credit quality of the Mortgage Assets held by the Company, (ii) advising the Company with respect to the acquisition, management, financing and disposition of the Company's Mortgage Assets and (iii) maintaining custody of the documents related to the Company's Mortgage Loans. The Advisor may from time to time subcontract all or a portion of its obligations under the Advisory Agreement to one or more of its affiliates involved in the business of managing Mortgage Assets. If no affiliate of the Advisor is engaged in the business of managing Mortgage Assets, the Advisor may, with the approval of a majority of the Board of Trustees as well as a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding, subcontract all or a portion of its obligations under the Advisory Agreement to unrelated third parties. The Advisor will not, in connection with the subcontracting of any of its obligations under the Advisory Agreement, be discharged or relieved in any respect from its obligations under the Advisory Agreement.

      The Advisor and its affiliates have substantial experience in the mortgage lending industry, both in the origination and in the servicing of mortgage loans. At September 30, 1996, the Advisor and its affiliates held approximately $_____ million of residential mortgage loans. In their residential mortgage loan business, the Advisor and its affiliates originate and purchase residential mortgage loans and service the residential mortgage loans in their portfolio.

      The Advisory Agreement has an initial term of one year. The Board of Trustees will vote annually to determine whether to renew the Advisory Agreement for additional one-year periods unless notice of nonrenewal is delivered to the Advisor by the Company. The Advisory Agreement may be terminated by the Company at any time upon 90 days' prior notice. Any decision by the Company either to renew or to terminate the Advisory Agreement must be approved by a majority of the Board of Trustees. The Advisor will be entitled to receive an annual advisory fee equal to $________ with respect to the advisory and management services provided by it to the Company.

      As a result of the relationship between the Bank and the Company, certain conflicts of interest may arise. See "Risk Factors--Relationship with the Bank and Its Affiliates; Conflicts of Interest".

      The principal executive offices of the Advisor are located at 6805 Old Dominion Drive, McLean, VA 22101, telephone number (301) 887-6000.


                 CERTAIN TRANSACTIONS CONSTITUTING THE FORMATION

THE FORMATION

      Prior to or simultaneously with the completion of the Offering, the Company, RNC, the Bank and its affiliates will engage in the transactions described below, which are designed (i) to facilitate the Offering, (ii) to transfer the ownership of the Initial Portfolio to the Company and (iii) to enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ending December 31, 1996.

      The transactions constituting the formation of the Company will include the following:

       o The Declaration of Trust of the Company will be amended to provide for __,000,000 authorized shares of Common Shares and __,000,000 authorized Preferred Shares, and the Company will file Articles Supplementary with the State Department of Assessments and Taxation of Maryland, establishing the terms of the Series A Preferred Shares.

       o The Company will sell to the public 4,000,000 Series A Preferred Shares in the Offering (assuming the Underwriters' over-allotment option is not exercised).

       o RPC Holding Co. will acquire _________ Common Shares for a purchase price equal to $100,000,000. In addition, RPC Holding Co. will acquire additional Common Shares for a purchase price equal to the aggregate amount of underwriting discounts and expenses of the Offering and the formation of the Company.

       o The Bank will acquire _________ shares of common stock of RPC Holding Co. for a purchase price equal to $100,000,000. In addition, the Bank will acquire additional shares of common stock of RPC Holding Co. for a purchase price equal in amount to the additional amount of Common Shares purchased by RPC Holding Co.

       o The Bank will sell the Initial Portfolio to the Company for an aggregate purchase price equal to approximately $200,000,000 pursuant to the terms of the Residential Mortgage Purchase Agreement.

       o The Company will enter into the Advisory Agreement with the Bank pursuant to which the Bank, as Advisor, will manage the Mortgage Assets held by the Company and administer the day-to-day operations of the Company. See "Management--The Advisor".

       o The Company will enter into a Servicing Agreement with the Bank pursuant to which the Bank, as Servicer, will service the Mortgage Loans included in the Initial Portfolio. See "Business and Strategy--Servicing".

      RPC Holding Co. currently owns, and following the completion of the Offering, will continue to own, all of the issued and outstanding Common Shares of the Company. The Bank owns all of the common stock of RPC Holding Co. RNC, which owns all of the issued and outstanding capital stock of the Bank, has indicated to the Company that, for so long as any Series A Preferred Shares are outstanding, it intends to maintain direct or indirect ownership of at least 80% of the outstanding Common Shares of the Company.

      A PURCHASE OF SERIES A PREFERRED SHARES IS A PURCHASE OF SECURITIES ISSUED BY THE COMPANY AND IS NOT A PURCHASE OF SECURITIES ISSUED BY, OR OTHERWISE AN INVESTMENT IN, THE BANK OR RNC. NO OBLIGATION OF THE COMPANY IS GUARANTEED BY THE BANK OR RNC.

      The Bank will also have responsibility for the day-to-day management and custody of the Company's assets, in its capacity as Advisor under the Advisory Agreement and will have responsibility for servicing the Mortgage Loans under the Servicing Agreement. See "Management--The Advisor" and "Risk Factors--Relationship with the Bank and Its Affiliates; Conflicts of Interest".

      The Company and the Bank intend that the fair value of the Initial Portfolio will equal the amount (approximately $200,000,000) that the Company will pay for the Initial Portfolio. However, no third party valuations of the Mortgage Loans constituting the Initial Portfolio have been or will be obtained for purposes of the Offering, and there can be no assurance that the fair value of the Initial Portfolio will not differ from the purchase price to be paid by the Company. See "Risk Factors--No Third Party Valuation of the Mortgage Loans; No Arm's-Length Negotiations with Affiliates" and "--Relationship with the Bank and Its Affiliates; Conflicts of Interest".

BENEFITS TO THE BANK AND ITS AFFILIATES

      The Bank and its affiliates expect to realize the following benefits in connection with the Offering and the formation of the Company:

      o RNC and the Bank are required by the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency to maintain certain levels of capital. The Company, the Bank, and RNC expect that the Series A Preferred Shares will be treated as capital of both RNC and the Bank for regulatory purposes. The Bank has indicated to the Company that such treatment, together with the Company's ability to deduct, for income tax purposes, the dividends payable on the Series A Preferred Shares as a result of the Company's qualification as a REIT, will provide RNC and the Bank with a more cost-effective means of obtaining regulatory capital than if the Bank or RNC were to issue preferred shares themselves. Neither the Bank nor RNC would be permitted to treat any securities issued by a trust established by either the Bank or RNC to securitize its mortgage assets as capital for bank regulatory purposes.

      o The Bank will receive approximately $200 million at the consummation of the Offering (assuming no exercise by the Underwriters of their over-allotment option) in connection with the sale of the Initial Portfolio to the Company (approximately $100 million of which represents new funds after giving effect to the Bank's expense of purchasing the Company's Common Shares).

      o The Bank will be entitled to receive advisory and servicing fees and RPC Holding Co. will receive annual dividends in respect of the Common Shares. For the first 12 months following completion of the Offering, these annualized fees and dividends are anticipated to be as follows:

            Advisory Fee...........................................  $_______
            Servicing Fee..........................................  $        *
            Common Share Dividends.................................  $_______ **
                   Total                                             $
                                                                      =======


      o The Bank will also be entitled to retain any late payment charges, prepayment fees, penalties and assumption fees collected in connection with the Mortgage Loans serviced by it. In addition, the Bank, as the Servicer, will receive any benefit derived from interest earned on collected principal and interest payments between the date of collection and the date of remittance to the Company and from interest earned on tax and insurance impound funds with respect to Mortgage Loans serviced by it.

--------------
*Assumes that for the first 12 months following completion of the Offering, the Company holds Mortgage Loans with the same aggregate outstanding principal balances as those Mortgage Loans included in the Initial Portfolio. See "Business and Strategy--Servicing" for a description of the basis upon which the servicing fees will be calculated.

**The amount of dividends to be paid in respect of the Common Shares is expected to be equal to the excess of the Company's "REIT taxable income" (excluding capital gains) over the amount of dividends paid in respect of Preferred Shares. The aggregate annual dividend amount of the Series A Preferred Shares is expected to be $___________. Assuming that (i) the Mortgage Loans included in the Initial Portfolio are held for the 12-month period following completion of the Offering, (ii) principal repayments are reinvested in additional Mortgage Loans with characteristics similar to those of the Mortgage Loans included in the Initial Portfolio and (iii) interest rates remain constant during such 12-month period, the Company anticipates that the Initial Portfolio will generate "REIT taxable income" (excluding capital gains) of approximately $__ million, after payment of servicing and advisory fees, during such 12-month period.

                    DESCRIPTION OF SERIES A PREFERRED SHARES

      The following summary sets forth the material terms and provisions of the Series A Preferred Shares, and is qualified in its entirety by reference to the terms and provisions of the Articles Supplementary establishing the Series A Preferred Shares and the Company's Declaration of Trust, the forms of which have been filed with the Securities and Exchange Commission (the "Commission") as exhibits to the registration statement of which this Prospectus forms a part. See "Description of Capital Shares" below.

GENERAL

      The Series A Preferred Shares form a series of the Preferred Shares of the Company, which Preferred Shares may be issued from time to time in one or more series with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption as are determined by the Company's Board of Trustees or, if then constituted, a duly authorized committee thereof. The Board of Trustees has authorized the Company to issue the Series A Preferred Shares.

      When issued, the Series A Preferred Shares will be validly issued, fully paid and nonassessable. The holders of the Series A Preferred Shares will have no preemptive rights with respect to any shares of beneficial interest of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Shares will not be convertible into Common Shares or any other class or series of shares of beneficial interest of the Company and will not be subject to any sinking fund or other obligation of the Company for its repurchase or retirement.

      The transfer agent, registrar and dividend disbursement agent for the Preferred Shares will be The Bank of New York. The registrar for Preferred Shares will send notices to shareholders of any meetings at which holders of the Preferred Shares have the right to elect trustees of the Company or to vote on any other matter.

DIVIDENDS

      Holders of Series A Preferred Shares will be entitled to receive, when and as authorized and declared by the Board of Trustees of the Company out of assets of the Company legally available therefor, cash dividends at the rate of % per annum of the initial liquidation preference (equivalent to $____ per share per annum). Dividends on the Series A Preferred Shares will be payable quarterly as determined by the Board of Trustees, at such annual rate, commencing on December 31, 1996. Each such dividend will be payable to holders of record as they appear on the share register of the Company on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Trustees of the Company or a duly authorized committee thereof. Dividends will be noncumulative. Dividends payable on the Series A Preferred Shares for any period greater or less than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in the period. Dividends payable on the Series A Preferred Shares for each full dividend period shall be computed by dividing the rate per annum by four.

     If any Series A Preferred Shares are outstanding, no full dividends shall be authorized and declared or paid or set apart for payment on any series of shares of the Company ranking, as to dividends, on a parity with or junior to the Series A Preferred Shares for any period unless dividends are authorized and declared and paid, or authorized and declared and a sum sufficient for the payment thereof is set apart for such payments, on the Series A Preferred Shares for the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series A Preferred Shares and the shares of any other series of shares of beneficial interest ranking on a parity as to dividends with the Series A Preferred Shares, all dividends authorized and declared upon Series A Preferred Shares and any other series of shares of beneficial interest ranking on a parity as to dividends with the Series A Preferred Shares shall be authorized and declared pro rata so that the amount of dividends authorized and declared per share on the Series A Preferred Shares and such other series of shares of beneficial interest shall in all cases bear to each other the same ratio that the dividends authorized and declared and accrued for the then current period on the Series A Preferred Shares and such other series of shares of beneficial interest bear to each other.

      For a discussion of the tax treatment of distributions to shareholders, see "Federal Income Tax Considerations--Taxation of United States Shareholders" and "--Taxation of Foreign Shareholders".

VOTING RIGHTS

      Except as expressly required by applicable law, or except as indicated below, the holders of the Series A Preferred Shares will not be entitled to vote. In the event the holders of Series A Preferred Shares are entitled to vote as indicated below, each Series A Preferred Share will be entitled to one vote on matters on which holders of the Series A Preferred Shares are entitled to vote.

      If at the time of any annual meeting of the Company's shareholders for the election of Trustees the aggregate amount of accrued and unpaid dividends on any series of Preferred Shares of the Company, other than the Series A Preferred Shares, equals or exceeds an amount equal to four quarterly dividend payments on such series of Preferred Shares, or, if no dividends have been paid on the Series A Preferred Shares for four quarterly dividends payments, the number of trustees then constituting the Board of Trustees of the Company will be increased by two (if not already increased by two due to a default in preference dividends), and the holders of the Series A Preferred Shares, voting together with the holders of all other series of Preferred Shares as a single class, will be entitled to elect such two additional trustees to serve on the Company's Board of Trustees at each such annual meeting. Each trustee elected by the holders of shares of the Preferred Shares shall continue to serve as such trustee for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term such default shall cease to exist.

      The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of each series of Preferred Shares of the Company, including the Series A Preferred Shares, voting as a single class without regard to series, will be required (a) to create any class or series of shares which shall have preference as to dividends or distribution of assets over any outstanding series of Preferred Shares of the Company other than a series that shall not have any right to object to such creation or (b) to alter or change the provisions of the Company's Declaration of Trust so as to adversely affect the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions or terms or conditions of redemption of a series of Preferred Shares of the Company; provided that if such amendment shall not adversely affect all series of Preferred Shares of the Company, such amendment need only be approved by at least 66 2/3% of the holders of shares of all series of Preferred Shares adversely affected thereby.

REDEMPTION

      The Series A Preferred Shares will not be redeemable prior to , 2001 (except upon the occurrence of a Tax Event). On or after such date, the Series A Preferred Shares will be redeemable at the option of the Company, in whole or in part, at any time or from time to time on not less than 30 nor more than 60 days' notice by mail, at a redemption price of $25.00 per share, plus dividends declared and accrued for the then current period to the date of redemption, if any, thereon. Any such redemption may only be effected with the prior approval of the Federal Reserve Board and the OCC (unless at such time such approvals are not required). Under current policies of the Federal Reserve Board and the OCC, such approval would be granted only if the redemption were to be made out of the proceeds of the issuance of another capital instrument or if such regulators determine that the condition and circumstances of RNC and the Bank warrant the reduction of a source of permanent capital.

      The Company will also have the right at any time, upon the occurrence of a Tax Event, to redeem the Series A Preferred Shares, in whole (but not in part) at a redemption price of $25.00 per share, plus dividends authorized and declared and accrued for the then current period, to the date of redemption, if any, thereon. "Tax Event" means the receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or
(iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Preferred Shares, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Company with respect to the shares of beneficial interest of the Company are not, or will not be, fully deductible by the Company for United States federal income tax purposes or (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

RIGHTS UPON LIQUIDATION

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Shares at the time outstanding will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Shares or any other class of beneficial interest ranking junior to the Series A Preferred Shares upon liquidation, liquidating distributions in the amount of $25 per share, plus dividends authorized, declared and accrued for the then current period, if any, to the date of liquidation.

      After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Shares will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidation distributions on all outstanding Series A Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of the Company ranking on a parity with the Series A Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, then the holders of the Series A Preferred Shares and such other classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

      For such purposes, the consolidation or merger of the Company with or into any other entity the consolidation or merger of any other entity with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

INDEPENDENT TRUSTEE APPROVAL

      The Articles Supplementary establishing the Series A Preferred Shares requires that, so long as any Series A Preferred Shares are outstanding, certain actions by the Company be approved by a majority of the Independent Trustees. For so long as there are only two Independent Trustees, any action that requires the approval of a majority of Independent Trustees must be approved by both Independent Trustees. William B. Snyder and Robert L. Sloan are the Company's initial Independent Trustees. See "Management--Independent Trustees". In order to be considered "independent", a trustee must not be a current employee of the Company, RNC, the Bank or any affiliate of the Bank or of any person or persons that, in the aggregate, own more than 50% of the Common Shares of the Company. In addition, any members of the Board of Trustees of the Company elected by holders of Preferred Shares, including the Series A Preferred Shares, will be deemed to be Independent Trustees for purposes of approving actions requiring the approval of a majority of the Independent Trustees.

      The actions that may not be taken without the approval of a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding include (i) the issuance of additional Preferred Shares ranking on a parity with the Series A Preferred Shares, (ii) the incurrence of debt for borrowed money in excess of 20% of the aggregate amount of net proceeds received in connection with the issuance of Preferred Shares and Common Shares, (iii) the modification of the general distribution policy or the authorization and declaration of any distribution in respect of Common Shares for any year if, after taking into account any such proposed distribution, total distributions on the Series A Preferred Shares and the Common Shares would exceed an amount equal to the sum of 105% of the Company's "REIT taxable income" (excluding capital gains) for such year plus net capital gains of the Company for that year, (iv) the acquisition of real estate assets other than Mortgage Loans or Mortgage-Backed Securities that (A) qualify as real estate assets under Section 856(c)(6)(B) of the Code, (B) are rated investment grade or better by at least one nationally recognized independent rating organization, (C) are not interest-only, principal-only or high-risk securities and (D) represent interests in or obligations backed by pools of mortgage loans, (v) the redemption of any Common Shares, (vi) the termination or modification of, or the election not to renew, the Servicing Agreement or the subcontracting of any duties under the Advisory Agreement or the Servicing Agreement to third parties unaffiliated with the Bank, (vii) any dissolution, liquidation or termination of the Company prior to , 2001, (viii) any material amendment to or modification of the Mortgage Purchase Agreement, including without limitation any amendment to the representations, warranties and covenants contained in the agreement made in connection with the acquisition of additional Mortgage Loans and (ix) the determination to revoke the Company's REIT status or the amendment of any of the ownership limitations contained in the Declaration of Trust. The Articles Supplementary require that, in assessing the benefits to the Company of any proposed action requiring their consent, the Independent Trustees take into account the interests of holders of both the Common Shares and the Preferred Shares, including, without limitation, holders of the Series A Preferred Shares. In considering the interests of the holders of Preferred Shares, including without limitation the holders of the Series A Preferred Shares, the Independent Trustees shall owe the same duties which the Independent Trustees owe to the holders of Common Shares.

RESTRICTIONS ON OWNERSHIP

      For information regarding restrictions on ownership of the Series A Preferred Shares, see "Description of Capital Shares--Restrictions on Ownership and Transfer".

                          DESCRIPTION OF CAPITAL SHARES

      The following summary of the terms of the capital shares of the Company does not purport to be complete and is subject in all respects to the applicable provisions of Maryland law and the Declaration of Trust of the Company.

COMMON SHARES

      GENERAL

      The Company is authorized to issue up to 4,600,000 Common Shares. Upon consummation of the Offering and the transactions described in "Certain Transactions Constituting the Formation", the Company will have outstanding ____ Common Shares, all of which will be held by RPC Holding Co. (with all of RPC Holding Co.'s outstanding capital stock held by the Bank). In addition, RNC intends that, so long as any Series A Preferred Shares are outstanding, it will maintain direct or indirect ownership of at least 80% of the outstanding Common Shares of the Company.

      DIVIDENDS

      Holders of Common Shares are entitled to receive dividends when, as and if authorized and declared by the Board of Trustees out of assets legally available therefor, provided that, so long as any Preferred Shares are outstanding, no dividends or other distributions (including redemptions and purchases) may be made with respect to the Common Shares unless full dividends on the shares of all series of Preferred Shares, have been paid. In order to remain qualified as a REIT, the Company must distribute annually at least 95% of its annual "REIT taxable income" (not including capital gains) to Shareholders.

      VOTING RIGHTS

      Subject to the rights, if any, of the holders of any class or series of Preferred Shares, all voting rights are vested in the Common Shares. The holders of Common Shares are entitled to one vote per share. All of the issued and outstanding Common Shares are currently, and upon consummation of the Offering will be, held by RPC Holding Co., which in turn is held by the Bank.

      RIGHTS UPON LIQUIDATION

      In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after there have been paid or set aside for the holders of all series of Preferred Shares the full preferential amounts to which such holders are entitled, the holders of Common Shares will be entitled to share equally and ratably in any assets remaining after the payment of all debts and liabilities.

PREFERRED SHARES

      Subject to limitations prescribed by Maryland law and the Company's Declaration of Trust, the Board of Trustees or, if then constituted, a duly authorized committee thereof is authorized to issue, from the authorized but unissued shares of beneficial interest of the Company, Preferred Shares in such classes or series as the Board of Trustees may determine and to establish, from time to time, the number of Preferred Shares to be included in any such class or series and to fix the designation and any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of any such class or series, and such other subjects or matters as may be fixed by resolution of the Board of Trustees.

      Preferred Shares, upon issuance against full payment of the purchase price therefor, and in the manner authorized by the Board of Trustees will be fully paid and nonassessable. The specific terms of a particular class or series of Preferred Shares will be described in the Articles Supplementary relating to that class or series.

      Articles Supplementary relating to each class or series of Preferred Shares will set forth the preferences and other terms of such class or series, including without limitation the following, as applicable: (1) the designation and stated value of such class or series; (2) the number of shares of such class or series offered and the liquidation preference per share of such class or series; (3) the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof for such class or series; (4) whether such class or series of Preferred Shares is cumulative or not and, if cumulative, the date from which dividends on such class or series shall accumulate; (5) the provision for any sinking fund for such class or series; (6) the terms and conditions of redemption, of such class or series; (7) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT; (8) any voting rights of such class or series; (9) the relative ranking and preferences of such class or series as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; (10) any limitations on issuance of any class or series of Preferred Shares ranking senior to or on a parity with such class or series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and (11) any other specific terms, preferences, rights, limitations or restrictions of such class or series.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

      The Company's Declaration of Trust contains certain restrictions on the number of Common Shares and Preferred Shares that individual shareholders may own. For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year (the "Five or Fewer Test"). The capital shares of the Company must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year (the "One Hundred Persons Test"). The ownership by RPC Holding Co. of 100% of the Common Shares of the Company is not expected to adversely affect the Company's REIT qualification because each shareholder of RNC (the sole stockholder of the Bank, which is the sole stockholder of RPC Holding Co.) counts as a separate beneficial owner for purposes of the Five or Fewer Test. Further, the Declaration of Trust of the Company contains restrictions on the acquisition of Preferred Shares intended to ensure compliance with the One Hundred Persons Test. Such provisions include a restriction that if any transfer of shares of beneficial interest of the Company would cause the Company to be beneficially owned by fewer than 100 persons, such transfer shall be null and void and the intended transferee will acquire no rights to the shares.

      Subject to certain exceptions specified in the Company's Declaration of Trust, no holder of Preferred Shares is permitted to own (including shares deemed to be owned by virtue of the attribution provisions of the Code), more than 5.0% (the "Ownership Limit") of the total number of any issued and outstanding shares of any class or series of Preferred Shares. The Board of Trustees may (but in no event will be required to), upon receipt of a ruling from the IRS or an opinion of counsel satisfactory to it, waive the Ownership Limit with respect to a holder if such holder's ownership will not then or in the future jeopardize the Company's status as a REIT. The Bank has agreed to indemnify the Company for any United States federal and state income taxes imposed on the Company following a loss of REIT status that was caused by the Company's failure to satisfy the Five or Fewer Test.

      The Declaration of Trust provides that shares of any class or series of Preferred Shares owned, or deemed to be owned, by or transferred to a shareholder in excess of the Ownership Limit (the "Excess Shares") will automatically be transferred, by operation of law, to a trustee as a trustee of a trust (the "Special Trust") for the exclusive benefit of a charity to be named by the Company as of the day prior to the day the prohibited transfer took place. Any distributions paid prior to the discovery of the prohibited transfer are to be repaid by the original transferee to the Company and by the Company to the trustee; subject to applicable law, any vote of the shares while the shares were held by the original transferee prior to the Company's discovery thereof shall be void ab initio and the original transferee shall be deemed to have given its proxy to the trustee. Any unpaid distributions with respect to the original transferee will be rescinded as void ab initio. In liquidation, the original transferee shareholder's ratable share of the Company's assets would be limited to the price paid by the original transferee for the Excess Shares or, if no value was given, the price per share equal to the closing market price on the date of the purported transfer. The trustee of the Special Trust shall promptly sell the shares to any person whose ownership is not prohibited, whereupon the interest of the Special Trust shall terminate. Proceeds of the sale shall be paid to the original transferee up to its purchase price (or, if the original transferee did not purchase the shares, the value on its date of acquisition) and any remaining proceeds shall be paid to a charity to be named by the Company.

      The constructive ownership rules of the Code are complex and may cause Preferred Shares owned, directly or indirectly, by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.9% of a class or series of issued and outstanding Preferred Shares (or the acquisition of an interest in an entity that owns shares of such series of Preferred Shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.9% of such class or series of Preferred Shares, and thus subject such shares to the Ownership Limit. Direct or constructive ownership in excess of the Ownership Limit would cause ownership of the shares in excess of the limit to be transferred to the trustee.

      All certificates representing Preferred Shares will bear a legend referring to the restrictions described above.

      The Ownership Limit provisions will not be automatically removed even if the REIT Provisions (as defined herein) are changed so as to eliminate any ownership concentration limitation or if the ownership concentration limitation is increased. The Articles Supplementary provide that Declaration of Trust may not be amended to alter, change, repeal or amend any of the Ownership Limit provisions without the prior approval of a majority of the Independent Trustees as long as any Series A Preferred Shares remain outstanding.

      The Declaration of Trust requires that any person who beneficially owns 1% (or such lower percentage as may be required by the Code or the Treasury Regulations) of the outstanding shares of any class or series of Preferred Shares of the Company must provide certain information to the Company within 30 days of June 30 and December 31 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the effect, if any, of such shareholder's actual and constructive ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

                        FEDERAL INCOME TAX CONSIDERATIONS

      The following summary of material federal income tax considerations regarding the Offering is based upon current law, is for general information only and is not tax advice. The information set forth below, to the extent that it constitutes summaries of legal matters or legal conclusions, has been reviewed by Sullivan & Cromwell, and it is their opinion that such information is accurate in all material respects. The discussion below is based on existing federal income tax law, which is subject to change, with possible retroactive effect. The discussion below does not address all aspects of taxation that may be relevant in the particular circumstances of each shareholder or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States, except to the extent discussed) subject to special treatment under the federal income tax laws.

      EACH PROSPECTIVE INVESTOR IS URGED TO SEEK INDIVIDUAL ADVICE CONCERNING THE EFFECT ON HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF THE SERIES A PREFERRED SHARES UNDER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, INCLUDING THE EFFECT OF POSSIBLE CHANGES IN TAX LAW.

TAXATION OF THE COMPANY

      GENERAL

      The Company will elect to be taxed as a REIT under Sections 856 through 860 of the Code and the applicable Treasury Regulations (the "REIT Requirements" or the "REIT Provisions"), which are the requirements for qualifying as a REIT, commencing with its taxable year ending December 31, 1996. The Company believes that, commencing with its taxable year ending December 31, 1996, it will be owned and organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

      The REIT Requirements are technical and complex. The following discussion sets forth only the material aspects of those requirements. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

      In the opinion of Sullivan & Cromwell, commencing with the Company's taxable year ending December 31, 1996, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on certain factual assumptions relating to the organization and operation of the Company and is conditioned upon certain representations made by the Company as to factual matters, such as the organization and expected manner of operation of the Company. In addition, this opinion is based upon the factual representations of the Company concerning its business and Mortgage Assets set forth in this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Sullivan & Cromwell on a continuing basis. No assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See "--Failure to Qualify".

      If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that is currently distributed to shareholders. Such treatment substantially eliminates the federal "double taxation" on earnings (at the corporate and the shareholder levels) that generally results from investment in a corporation.

      Despite the REIT election, the Company may be subject to federal income and excise tax as follows:

            First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

            Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on certain of its items of tax preferences, if any.

            Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

            Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than sales of foreclosure property and sales that qualify for a statutory safe harbor), such income will be subject to a 100% tax.

            Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualifications as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability.

            Sixth, if the Company should fail to distribute, or fail to be treated as having distributed, with respect to each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

      The Company does not now intend to acquire any appreciated assets from a corporation generally subject to full corporate-level tax in a transaction in which any gain on the transfer is not fully recognized. However, in the event of such an acquisition, the Company could, under certain circumstances, be subject to tax upon disposition of such assets.

      ORGANIZATIONAL REQUIREMENTS

      The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for the REIT Requirements; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include private foundations and certain pension trusts and other entities) at any time during the last half of each taxable year; (vii) that is not a bank, an insurance company or certain other specified types of financial institutions; and meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (vi), certain tax-exempt entities are generally treated as individuals, and the beneficiaries of a pension trust that qualifies under
Section 401(a) of the Code and that holds shares of a REIT will be treated as holding shares of the REIT in proportion to their actuarial interests in the pension trust. See "--Taxation of United States Shareholders--Treatment of Tax-Exempt Shareholders".

      Sullivan & Cromwell is of the opinion that, for purposes of condition (v) above, beneficial ownership of both common and preferred shares of a corporation are counted toward the 100 holder requirement. The Company expects that the Series A Preferred Shares will be held by not less than 100 beneficial owners at all times any such Shares are outstanding. Such ownership of the Series A Preferred Shares would allow the Company to meet condition (v). Sullivan & Cromwell is of the opinion that, in determining whether condition (vi) above is met, individual shareholders of a corporation are treated as owning their proportionate share of any stock held by that corporation. The Company believes that the individual ownership of stock of the Company and of RNC and any corporate shareholders of the Company and RNC will be sufficiently widely held for the Company to satisfy condition (vi). In addition, the Company's Declaration of Trust includes certain restrictions regarding transfer of its shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer and ownership restrictions are described under "Description of Capital Shares--Restrictions on Ownership and Transfer". Sullivan & Cromwell is also of the opinion that the Company will not be treated as a bank for federal income tax purposes by reason of the activities of any shareholder.

      In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company satisfies this requirement.

      In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT Requirements, including satisfying the gross income tests and the assets test.

      INCOME TESTS

      In order to maintain qualification as a REIT, the Company must annually satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (as interest on obligations secured by mortgages on real property, certain "rents from real property" or as gain on the sale or exchange of such property and certain fees with respect to agreements to make or acquire mortgage loans), from certain types of temporary investments or certain other types of gross income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments as aforesaid and from dividends, interest, and gain from the sale or other disposition of stock or securities and certain other types of gross income (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) from the date of acquisition must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

      For interest to qualify as "interest on obligations secured by mortgages on real property or on interests in real property," the obligation must be secured by real property having a fair market value at the time of acquisition at least equal to the principal amount of the loan. The term "interest" includes only an amount that constitutes compensation for the use or forbearance of money. For example, a fee received or accrued by a lender which is in fact a charge for services performed for a borrower rather than a charge for the use of borrowed money is not includible as interest; amounts earned as consideration for entering into agreements to make loans secured by real property, although not interest, are otherwise treated as within the 75% and 95% classes of gross income so long as the determination of those amounts does not depend on the income or profits of any person. By statute, the term interest does not include any amount based on income or profits except that the Code provides that (i) interest "based on a fixed percentage or percentages of receipts or sales" is not excluded and (ii) when the REIT makes a loan that provides for interest based on the borrower's receipts or sales and the borrower leases under one or more leases based on income or profits, only a portion of the contingent interest paid by the borrower will be disqualified as interest.

      Rents received or deemed to be received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if certain statutory conditions are met that limit rental income essentially to rentals on investment-type properties. In the event that a REIT acquires by foreclosure property that generates income that does not qualify as "rents from real property", such income will be treated (if the REIT makes a timely election) as qualifying for two years following foreclosure (which period may be extended by the IRS) so long as

(i) all leases entered into after foreclosure generate only qualifying rent,
(ii) only limited construction takes place and (iii) within 90 days of foreclosure, any trade or business in which the property is used is conducted by an independent contractor from which the REIT derives no income. In the event the special foreclosure property rule applies to qualify otherwise unqualified income, the net income that qualifies only under the special rule for foreclosure property will be subject to tax, as described above.

      RELIEF PROVISIONS

      If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "--Taxation of the Company--General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

      ASSET TESTS

      At the close of each quarter of its taxable year, the Company must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including stock or debt instruments held for not more than one year that were purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items, and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

      After initially meeting the asset tests at the close of any quarter, the Company will not lose its status as a REIT if it fails to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests, and to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance but no assurance can be given that such asset tests will be met.

      ANNUAL DISTRIBUTION REQUIREMENTS

      In order to be treated as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) plus (ii) 95% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute (or is not treated as having distributed) all of its net capital gain or distributes (or is treated as having distributed) at least 95%, but less than 100% of its "REIT taxable income", as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. The Code permits a shareholder to elect to be treated for tax purposes as having (i) received a distribution in the amount specified in the election and (ii) contributed the amount thereof to the capital of the Company. In the event the Company fails to distribute 100% of its income and capital gains, RPC Holding Co. or the Bank may elect to be so treated. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such

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required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirement.

      "REIT taxable income" is the taxable income of a REIT, which generally is computed in the same fashion as the taxable income of any corporation, except that (i) certain deductions are not available, such as the deduction for dividends received, (ii) it may deduct dividends paid (or deemed paid) during the taxable year, (iii) net capital gains and losses are excluded, and (iv) certain other adjustments are made.

      It is possible that, from time to time, the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in calculating the taxable income of the Company. In the event that such an insufficiency or such timing differences occur, in order to meet the 95% distribution requirement the Company may find it necessary to arrange for borrowings or to pay dividends in the form of taxable stock dividends if it is practicable to do so.

      Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

      If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and subject to certain limitations of the Code, corporate distributees may be entitled to the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost, and will not be permitted to requalify unless it distributes any earnings and profits attributable to the period when it failed to qualify. In addition, it would be subject to tax on any built-in gains on property held during the period during which it did not qualify if it sold such property within 10 years of requalification pursuant to regulations that have not yet been promulgated by the IRS. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF UNITED STATES SHAREHOLDERS

      As used herein, the term "United States Shareholder" means a holder of Series A Preferred Shares that is for United States federal income tax purposes
(i) a citizen or resident or the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

      DISTRIBUTIONS GENERALLY

      As long as the Company qualifies as a REIT, distributions to a United States Shareholder up to the amount of the Company's current or accumulated earnings and profits (and not designated as capital gains dividends) will be taken into account as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are designated by the Company as capital gain dividends will be treated as long-term capital gain (to the extent they do not exceed the Company's actual net capital gain) for the taxable year without regard to the period for which the shareholder has held its shares. However, corporate shareholders may be required to treat up to 20% of certain capital gains dividends as ordinary income, pursuant to Section 291(d) of the Code. A distribution in excess of current or accumulated earnings and profits will first be treated as a tax-free return of capital, reducing the tax basis in the United States Shareholder's Series A Preferred Shares, and a distribution in excess of the United States Shareholder's tax basis in its Series A Preferred Shares will be taxable gain realized from the sale of such shares. Dividends declared by the Company in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not claim the benefit of any tax losses of the Company on their own income tax returns.

      The Company will be treated as having sufficient earnings and profits to treat as a dividend any distribution by the Company up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed under "--Taxation of the Company--General" and "--Taxation of the Company--Annual Distribution Requirements" above. As a result, shareholders may be required to treat as taxable dividends certain distributions that would otherwise result in tax-free returns of capital. Moreover, any "deficiency dividend" will be treated as a "dividend" (an ordinary dividend or a capital gain dividend, as the case may be), regardless of the Company's earnings and profits.

      Losses incurred on the sale or exchange of Series A Preferred Shares held for six months or less will be deemed a long-term capital loss to the extent of any capital gain dividends received by the selling shareholder with respect to such stock.

      TREATMENT OF TAX-EXEMPT SHAREHOLDERS

      Distributions from the Company to a tax-exempt employee's pension trust or other domestic tax-exempt shareholder will generally not constitute "unrelated business taxable income" unless the shareholder has borrowed to acquire or carry its shares of the Company or the shares are otherwise used in an unrelated trade or business of the tax-exempt entity. A tax-exempt employee's pension trust that holds more than 10% of the shares of the capital shares of the Company may under certain circumstances be required to treat a certain percentage of dividends as unrelated business taxable income if the Company is "predominantly held" by qualified trusts. For these purposes, a qualified trust is any trust defined under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

TAXATION OF FOREIGN SHAREHOLDERS

      The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates holding Series A Preferred Shares (collectively, "Foreign Shareholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. A Foreign Shareholder should consult with its own tax advisor to determine the effect of federal, state, and local and country of tax residence income tax laws on an investment in the Company, including any reporting requirements.

      In general, a Foreign Shareholder will be subject to regular United States income tax to the same extent as a United States Shareholder with respect to income or gain derived from its investment in the Company if under all facts and circumstances such income or gain is "effectively connected" with such shareholder's conduct of a trade or business in the United States. See "--Taxation of United States Shareholders". A corporate Foreign Shareholder that receives income that is effectively connected with a United States trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to the regular United States corporate income tax. The following discussion will apply to a Foreign Shareholder whose income or gain derived from investment in the Company is not so effectively connected in light of the facts and circumstances.

      The Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") significantly affects the federal income tax treatment of the sale or exchange of shares in a REIT held by a Foreign Shareholder. Under FIRPTA, gain or loss realized on the sale or exchange of a "United States real property interest" ("USRPI") by a foreign taxpayer is treated by statute as effectively connected with a U.S. trade or business as a matter of law, without regard to the particular facts and circumstances. Shares of a corporation are treated as a USRPI only if the fair market value of USRPIs owned by the corporation equals or exceeds 50% of the sum of the fair market values of its USRPIs, its foreign real property interests and its other trade business assets. If at no time within the five years preceding the sale or exchange of shares in the Company the shares constituted a USRPI, gain or loss on the sale or exchange will not be treated as effectively connected with a U.S. trade or business by reason of FIRPTA. While ownership of real property within the U.S. (including ownership of interests in certain entities) is always a USRPI, a loan secured by a mortgage on U.S. real property constitutes a USRPI only if the amounts payable by the borrower are contingent on the income or receipts of the borrower or the property or otherwise based on the property. Because such contingent interest is not likely to be present in the Mortgage Loans to be owned by the Company that are expected to represent substantially all of the assets of the Company, the Company believes it is unlikely that its shares will be USRPIs or that it will derive significant gain from the sale or exchange of USRPIs, although whether its shares are a USRPI or it derives income from USRPIs will depend upon the facts as they ultimately develop. A distribution of cash to a Foreign Shareholder that is not attributable to gain from sales or exchanges by the Company of USRPIs and not designated by the Company as a capital gain dividend is not subject to FIRPTA but generally will be subject to the withholding of United States federal income tax at a rate of 30%, unless (i) a lower treaty rate applies or (ii) the Foreign Shareholder files an IRS Form 4224 with the withholding agent certifying that the investment to which the distribution relates is effectively connected to a United States trade or business of such Foreign Shareholder. A Foreign Shareholder who receives a distribution that has been subject to such withholding tax may file a claim for refund to the extent the withholding has been imposed on a portion of such distributions representing amounts in excess of current and accumulated earnings and profits. Under FIRPTA, distributions of proceeds attributable to gain from the Company's sale or exchange of a USRPI are subject to income tax at the normal capital gains rates applicable to United States shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). Also, these distributions may be subject to a 30% branch profits tax in the hands of a corporate Foreign Shareholder not entitled to a treaty exemption or reduced rate of tax. Treasury Regulations require the withholding of 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Foreign Shareholder's tax liability. It should be noted that the 35% withholding tax rate on capital gain dividends is higher than the 28% maximum rate on capital gains of individuals. Capital gain dividends not attributable to gain on the sale or exchange of USRPIs are not subject to United States taxation if there is no requirement of withholding.

      If the shares of the Company do constitute a USRPI (or did so constitute within the previous five years), gain or loss on the sale or exchange of the shares will be treated as effectively connected with the conduct of a U.S. trade or business unless one or more special rules apply to preclude U.S. taxation.

      If the Company is a "domestically-controlled REIT", a sale of Series A Preferred Shares by a Foreign Shareholder generally will not be subject to United States taxation. A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly, under Code attribution rules, by Foreign Shareholders. Because the Series A Preferred Shares will be publicly traded, no assurance can be given that the Company will constitute a domestically-controlled REIT or that it will be possible to ascertain whether or not it is domestically-controlled.

      If the Company is not a domestically-controlled REIT, a sale of Series A Preferred Shares would be subject to tax under FIRPTA as a sale of a USRPI and gain or loss would be effectively connected with a United States trade or business if either (i) the Series A Preferred Shares were not "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE, on which the Company expects the Series A Preferred Shares to be listed) during the quarter in which the Series A Preferred Shares were sold or (ii) even if the Series A Preferred Shares were "regularly traded", the selling shareholder held, directly or indirectly, more than 5% of the Series A Preferred Shares during the five-year period ending on the date of disposition. In the event that the Series A Preferred Shares were not "regularly traded" and the Company did not at that time constitute a domestically-controlled REIT, a Foreign Shareholder (without regard to its ownership percentage of Series A Preferred Shares) must treat as effectively connected with a United States trade or business any gain or loss on any sale or other disposition of Series A Preferred Shares that occurs within a calendar quarter during which the Series A Preferred Shares were not "regularly traded" and the shares were a USRPI.

      If the gain on the sale of the Company's Series A Preferred Shares were subject to taxation under FIRPTA, the Foreign Shareholder would be subject to the same treatment as a United States Shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). Notwithstanding the foregoing, capital gain from sale of shares of a REIT not subject to FIRPTA will nonetheless be taxable to a Foreign Shareholder who is an individual (under rules generally applicable to United States Shareholders) if such person is in the United States for 183 days or more during the taxable year of disposition and certain other conditions apply. In any event, a purchaser of Series A Preferred Shares from a Foreign Shareholder will not be required under FIRPTA to withhold on the purchase price if the purchased Series A Preferred Shares are "regularly traded" on an established securities market or if the Company is a domestically-controlled REIT. Otherwise, under FIRPTA the purchaser of Series A Preferred Shares may be required to withhold 10% of the purchase price and remit such amount to the IRS.

      Shares of the Company owned by a nonresident alien decedent are subject to United States federal estate tax (which is imposed at rates up to 55%) unless an estate tax treaty binding upon the United States provides otherwise.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

      The Company will report to its shareholders and the IRS the amount of dividends paid or deemed paid during each calendar year, and the amount of tax withheld, if any.

      UNITED STATES SHAREHOLDERS

      Under certain circumstances, a United States Shareholder of Series A Preferred Shares may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of, Series A Preferred Shares. Backup withholding will apply only if the holder (i) fails to furnish the person required to withhold with its Taxpayer Identification Number ("TIN") which, for an individual, would be his or her Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. A United States Shareholder should consult with a tax advisor regarding qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a United States Shareholder will be allowed as a credit against such United States Shareholder's United States federal income tax liability and may entitle such United States Shareholder to a refund, provided that the required information is furnished to the IRS.

      FOREIGN SHAREHOLDERS

      Additional issues may arise pertaining to information reporting and backup withholding with respect to Foreign Shareholders, and a Foreign Shareholder should consult with a tax advisor with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to a Foreign Shareholder is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a Foreign Shareholder will be allowed as a credit against any United States federal income tax liability of such Foreign Shareholder. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the IRS.

OTHER TAX CONSEQUENCES

      The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                              ERISA CONSIDERATIONS

GENERAL

      In evaluating the purchase of Series A Preferred Shares, a fiduciary of a qualified profit-sharing, pension or stock bonus plan, including a plan for self-employed individuals and their employees or any other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a collective investment fund or separate account in which such plans invest and any other investor using assets that are treated as the assets of an employee benefit plan subject to ERISA (each, a "Plan" and collectively, "Plans") should consider (a) whether the ownership of Series A Preferred Shares is permitted by the documents and instruments governing such Plan; (b) whether the ownership of Series A Preferred Shares is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the requirements of Part 4 of Title I of ERISA, including, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA and (c) whether the purchase or holding of Series A Preferred Shares will constitute or give rise to a non-exempt prohibited transaction under either Section 406 of ERISA or Section 4975 of the Code. In addition, the fiduciary of an individual retirement arrangement under
Section 408 of the Code (an "IRA") considering the purchase of Series A Preferred Shares should consider whether the ownership of Series A Preferred Shares would result in a non-exempt prohibited transaction under Section 4975 of the Code.

      The fiduciary investment considerations summarized below provide a general discussion that does not include all of the fiduciary investment considerations relevant to Plans and IRAs. This summary is based on the current provisions of ERISA and the Code and regulations and rulings thereunder, and may be subject to future legislative, administrative or judicial change. PLANS AND IRAS THAT ARE PROSPECTIVE PURCHASERS OF SERIES A PREFERRED SHARES SHOULD CONSULT WITH AND RELY UPON THEIR OWN ADVISORS IN EVALUATING THESE MATTERS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

PLAN ASSET REGULATION

      A Department of Labor regulation (29 C.F.R. ss.ss. 2510.3-101) (the "Plan Asset Regulation") sets forth the circumstances in which the underlying assets of an entity in which a Plan or IRA has made an equity investment are treated as the assets of the investing Plans and IRAs ("Plan Assets"). If the assets of the Company were deemed to be Plan Assets, transactions involving the Company's assets would be subject to the fiduciary standards of ERISA and would be subject to the prohibited transaction restrictions of Section 406 of ERISA and Section 4975 of the Code. (See discussion relating to prohibited transactions below). Consequently, transactions between the Company and persons having certain types of relationships with a Plan or IRA investing in the Company may constitute prohibited transactions. In addition, investment authority may also have been improperly delegated to those individuals exercising control over the Company's assets, and, under certain circumstances, Plan fiduciaries who make the decision to invest in the Series A Preferred Shares could be liable as co-fiduciaries for actions taken by the Company that do not conform to the ERISA standards for investments under Part 4 of Title I of ERISA. As a result, a Plan or IRA should not acquire or hold the Series A Preferred Shares if the Company's underlying assets will be treated as the assets of such Plan, or IRA. However, the Company believes that under the Plan Asset Regulation the Series A Preferred Shares should be treated as "publicly-offered securities" and, as discussed below, the underlying assets of the Company should not be considered to be assets of any Plan or IRA investing in the Series A Preferred Shares.

      Under the Plan Asset Regulation, when a Plan or IRA makes an equity investment in another entity, the underlying assets of the entity will not be considered Plan Assets if the equity interest is a "publicly-offered security" (as defined in the Plan Asset Regulation).

      For purposes of the Plan Asset Regulation, a "publicly-offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c) sold to the Plan or IRA as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and part of a class of securities that is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Series A Preferred Shares will be registered under the Securities Act and the Exchange Act within the time periods specified in the Plan Asset Regulation.

      The Plan Asset Regulation provides that a security is "widely held" only if it is a part of the class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. The Company expects the Series A Preferred Shares to be "widely held" upon the completion of the Offering.

      The Plan Asset Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The Plan Asset Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable". The Company believes that any restrictions imposed on the transfer of the Series A Preferred Shares are limited to the restrictions on transfer generally permitted under the Plan Asset Regulation and are not likely to result in the failure of the Series A Preferred Shares to be "freely transferable".

PROHIBITED TRANSACTIONS

      Section 406(a) of ERISA prohibits a fiduciary from causing a Plan to engage in a broad range of transactions with persons having certain specified relationships with a Plan or IRA ("Parties in Interest"), and Section 406(b) of ERISA prohibits a Plan fiduciary from dealing with Plan assets in its own interest or for its own account, from acting in any capacity in any transaction involving the Plan on behalf of a party (or representing a party) whose interests are adverse to the interests of the Plan, and from receiving any consideration for its own account from any party dealing with the Plan in connection with a transaction involving Plan assets. Similar provisions in
Section 4975 of the Code apply to transactions between disqualified persons and Plans and IRAs and result in the imposition of excise taxes on such disqualified persons.

      If a prohibited transaction has occurred, Plan fiduciaries involved in the transaction could be required to (a) undo the transaction, (b) restore to the Plan any profit realized on the transaction and (c) make good to the Plan any loss suffered by it as a result of the transaction. In addition, parties in interest or disqualified persons would be required to pay excise taxes or penalties.

      If an IRA's acquisition or holding of the Series A Preferred Shares constitutes or results in a prohibited transaction under Section 408(e)(2) of the Code, the IRA would lose its tax-exempt status.

      Thus, the acquisition of the Series A Preferred Shares by a Plan could result in a prohibited transaction if an Underwriter, the Company, the Bank, RNC, RPC Holding Co. or any of their affiliates is a party in interest or disqualified person with respect to the Plan. Any such prohibited transaction could be treated as exempt under ERISA and the Code if the Series A Preferred Shares were acquired pursuant to and in accordance with one or more "class exemptions" issued by the Department of Labor, such as Prohibited Transaction Class Exemption ("PTCE") 75-1 (an exemption for certain transactions involving employee benefit plans and broker-dealers (such as the Underwriters), reporting dealers, and banks), PTCE 84-14 (as exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for certain transactions involving an insurance company's general account) and PTCE 96-23 (an exemption for certain transactions determined by a qualifying in-house asset manager).

      A Plan should not acquire or hold the Series A Preferred Shares pursuant to the Offering if such acquisition or holding will constitute or result in a non-exempt prohibited transaction.

UNRELATED BUSINESS TAXABLE INCOME

      Plan fiduciaries should also consider the consequences of holding more than 10% of the Series A Preferred Shares if the Company is "predominantly held" by qualified trusts. See "Federal Income Tax Considerations Taxation of United States Shareholders Treatment of Tax-Exempt Shareholders".

                                     EXPERTS

      The financial statement included in this prospectus has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     RATINGS

      It is expected that the Series A Preferred Shares will be rated _______ by Moody's Investors Service, Inc. and _______ by Standard and Poor's Ratings Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. No person is obligated to maintain any rating on the Series A Preferred Shares, and, accordingly, there can be no assurance that the ratings assigned to the Series A Preferred Shares upon initial issuance will not be lowered or withdrawn by the assigning rating organization at any time thereafter.

                      VALIDITY OF SERIES A PREFERRED SHARES

     Certain matters of Maryland law relating to the validity of the Series A Preferred Shares and the formation of the Company are being passed upon by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, special Maryland counsel to the Company. The validity of the Series A Preferred Shraes offered hereby and certain tax matters described under "Federal Income Tax Considerations" will be passed upon for the Company by Sullivan & Cromwell, Washington, D.C. Certain legal matters will be passed upon for the Underwriters by Milbank, Tweed, Hadley & McCloy, New York, New York. Sullivan & Cromwell will rely as to certain matters of Maryland law upon the opinion of Ballard Spahr Andrews & Ingersoll.

                             ADDITIONAL INFORMATION

      The Company has filed with the Commission a Registration Statement (of which this Prospectus is a part) on Form S-11 (the "Registration Statement") under the Securities Act, with respect to the Series A Preferred Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Series A Preferred Shares offered hereby, reference is made to the Registration Statement and the exhibits thereto.

      The Registration Statement and the exhibits forming a part thereof filed by the Company with the Commission can be inspected at and copies can be obtained from the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, Chicago, Illinois 60661 and at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

      The Articles Supplementary establishing the Series A Preferred Shares provides that the Company shall maintain its status as a reporting company under the Exchange Act for so long as any of the Series A Preferred Shares are outstanding.

                                    GLOSSARY

      "Advisor" means the Bank in its role as advisor under the Advisory Agreement.

      "Advisory Agreement" means the agreement between the Bank and the Company pursuant to which the Bank will (i) administer the day-to-day operations of the Company, (ii) monitor the credit quality of the Mortgage Assets held by the Company and (iii) advise the Company with respect to the acquisition, management, financing and disposition of the Company's Mortgage Assets.

      "ARM" or "adjustable rate mortgage" means a Mortgage Loan that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic interest rate and/or payment caps and a lifetime interest rate cap.

      "Articles Supplementary" means the Articles Supplementary to the Declaration of Trust of the Company dated __________, 1996.

      "Bank" means Riggs Bank N.A., a national banking association organized under the laws of the United States, and the parent of RPC Holding Co.

      "Board of Trustees" means the board of trustees of the Company.

      "By-laws" means the by-laws of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" means the United States Securities and Exchange Commission.

      "Common Shares" means the common shares, par value $1.00 per share, of the Company.

      "Company" means Riggs Preferred Capital, a Maryland real estate investment trust.

      "Classified" means a loan which, for bank regulatory purposes, is designated as substandard, doubtful, or loss. For such purposes, a substandard asset is one that is deemed inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any, because the asset has a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. An asset classified as doubtful has all the weaknesses inherent in one classified substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as loss are considered uncollectible.

      "Declaration of Trust" means the Declaration of Trust of the Company, as amended.

      "DOL" means the United States Department of Labor.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Excess Shares" means the shares of any class or series of Preferred Shares owned, or deemed to be owned, by or transferred to a shareholder in excess of the Ownership Limit.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

      "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980, as amended.

      "Five or Fewer Test" means the Code requirement that not more than 50% in value of the Company's outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code).

      "FNMA" means the Federal National Mortgage Association.

      "FNMA Required Net Yield" means (i) with respect to any Mortgage Loan with an original term of 20, 25 or 30 years, FNMA's required net yield for 30-year fixed rate mortgages (covered by 60-day mandatory commitments) that was in effect 45 days prior to the effective date of any conversion of such Mortgage Loan and (ii) with respect to any Mortgage Loan with an original term of 15 years, FNMA's required net yield for 15-year fixed rate mortgages (covered by 60-day mandatory commitments) that was in effect 45 days prior to the effective date of any conversion of such Mortgage Loan.

      "Foreign Shareholders" means holders of Series A Preferred Shares that are for United States federal income tax purposes (i) non-resident alien individuals, (ii) foreign corporations and foreign partnerships or (iii) foreign trusts and estates.

      "Gross Margin" means, with respect to a Residential Mortgage Loan that is an ARM, the applicable fixed percentage which, when added to the applicable index, calculates to the current interest rate paid by the borrower of the adjustable rate Mortgage Loan (without taking into account any interest rate caps or minimum interest rates). Gross Margin is inapplicable to fixed rate loans.

      "Independent Trustees" means the members of the Board of Trustees who are not current officers or employees of the Company, RNC, the Bank, RPC Holding Co., or any affiliate of the Bank or of any person or persons that, in the aggregate, own more than 50% of the outstanding Common Shares.

      "Initial Portfolio" means the initial portfolio of Mortgage Loans purchased by the Company from the Bank.

      "IRA" means an individual retirement arrangement under Section 408 of the Code.

      "IRS" means the United States Internal Revenue Service.

      "LIBOR" means the London Inter-Bank Offered Rate.

      "Lifetime interest rate cap" means, with respect to Mortgage Loans that are ARMs, the maximum interest rate that may accrue during any period over the term of such Mortgage Loan as stated in the governing instruments evidencing such Mortgage Loan.

      "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original principal amount of such Mortgage Loan to the lesser of (i) the appraised value at origination of the mortgaged property underlying such Mortgage Loan and (ii) if the Mortgage Loan was made to finance the acquisition of property, the purchase price of the mortgaged property.

      "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annoted Code of Maryland.

      "Mortgage Assets" means real estate mortgage assets.

      "Mortgage-Backed Securities" means securities that qualify as real estate assets under Section 856(c)(6)(B) of the Code, that are rated by at least one nationally recognized independent rating organization and that represent interests in or obligations backed by pools of Mortgage Loans.

      "Mortgage Loans" means whole loans secured by single-family (one- to four-unit) residential real estate properties.

      "Nonaccrual Status" means a loan on which, in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the loan agreement or on which the principalor interest is past due 90 days or more and collateral, if any, is insufficient to cover principal and interest.

      "NYSE" means the New York Stock Exchange,Inc.

      "Offering" means the offering of Series A Preferred Shares pursuant to the Prospectus.

      "One Hundred Persons Test" means the Code requirement that the capital shares of the Company be owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.

      "One-Year ARM" means an ARM that adjusts annually beginning in the month in which the 12th monthly payment is due.

      "Ownership Limit" means the provision in the Company's Declaration of Trust limiting any person from owning (including shares deemed to be owned by the attribution provisions of the Code) more than 9.9% of any issued and outstanding class or series of Preferred Shares.

      "Periodic interest rate cap" means, with respect to ARMs, the maximum change in the coupon rate permissible under the terms of the loan at each coupon adjustment date. Periodic interest rate caps limit both the speed by which the coupon rate can adjust upwards in a rising interest rate environment and the speed by which the coupon rate can adjust downwards in a falling rate environment.

      "Plan" means a pension, profit-sharing, retirement or other employee benefit plan.

      "Plan Asset Regulation" means the DOL regulations determining the assets of a Plan for purposes of ERISA and the related prohibited transaction excise tax provisions of the Code.

      "Preferred Shares" means the preferred shares, par value $25.00 per share, of the Company.

      "Prime Rate" for any date means the lowest prime rate as published in the "Money Rates" table of The Wall Street Journal for that date.

      "Prospectus" means this prospectus, as the same may be amended.

      "Rate Adjustment Date" means, with respect to any ARM, a date on which the interest rate on such ARM adjusts.

      "Registration Statement" means the registration statement filed by the Company with the Commission on Form S-11 with respect to the Series A Preferred Shares.

      "REIT" means a real estate investment trust as defined pursuant to the REIT Provisions, or any successor provisions thereof.

      "REIT Provisions" and "REIT Requirements" means Sections 856 through 860 of the Code and the applicable Treasury Regulations.

      "REIT taxable income" shall have the meaning set forth in "Federal Income Tax Considerations--Taxation of the Company--Annual Distribution Requirements".

      "Residential Mortgage Loan" means a whole loan secured by a first mortgage or deed of trust on a single family (one-to four-unit) residential real estate property.

      "Residential Mortgage Purchase Agreement" means the Residential Mortgage Loan Purchase and Warranties Agreement between the Company and the Bank.

      "RPC Holding Co." means RPC Holding Company, a Delaware corporation, which is parent of the Company and a wholly owned subsidiary of the Bank.

      "RNC" means Riggs National Corporation, a Delaware corporation and the parent of the Bank.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series A Preferred Shares" means the Preferred Shares of the Company offered hereby.

      "Servicer" means that Bank in its role as servicer of the Mortgage Loans under the Servicing Agreements.

      "Servicing Agreement" means the servicing agreement entered into by the Company with the Bank with respect to the Residential Mortgage Loan Services.

      "7/1 ARM" means a fixed rate Residential Mortgage Loan that automatically converts to a one-year non-convertible ARM in the month in which the 84th monthly payment is due.

      "Special Trust" means the trust that may be created pursuant to section 6.6(l) of the [Amended and Restated] Declaration of Trust.

      "Tax Event" means the receipt by the Company of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (ii) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Series A Preferred Shares, there is more than an insubstantial risk that (a) dividends payable by the Company with respect to the capital shares of the Company are not, or will not be, fully deductible for United States federal income tax purposes or (b) the Company is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      "3/1 ARM" means a fixed rate Residential Mortgage Loan that automatically converts to a One-Year ARM in the month in which the 36th monthly payment is due.

      "Three-Year ARM" means an ARM that adjusts every three years beginning in the month in which the 36th monthly payment is due.

      "TIN" means Taxpayer Identification Number.

      "Treasury Index" means the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15 (519) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency.

      "Treasury Regulations" means the income tax regulations promulgated under the Code.

      "Underwriters" means those underwriters to which the Company will sell the Series A Preferred Shares pursuant to the terms of the Underwriting Agreement.

      "Underwriting Agreement" means the underwriting agreement by and among the Company, RPC Holding Co., the Bank and the Underwriters.

      "United States Shareholders" means holders of Series A Preferred Shares that are for United States federal income tax purposes (i) citizens or residents of the United States, (ii) corporations, partnerships, or other entities created or organized in or under the laws of the United States or of any political subdivisions thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

      "USRPI" means United States real property interest.

                          INDEX TO FINANCIAL STATEMENT


Report of Independent Public Accountants................................... F-2
Balance Sheet of Riggs Preferred Capital as of October 9, 1996........... F-3
Note to Financial Statement................................................ F-4

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees
of Riggs Preferred Capital

      We have audited the accompanying balance sheet of Riggs Preferred Capital (the "Company") (a Maryland real estate investment trust) as of October 9, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Riggs Preferred Capital as of October 9, 1996, in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP

Washington, D.C.
October 9, 1996

                             RIGGS PREFERRED CAPITAL


                                  BALANCE SHEET
                                 OCTOBER 9, 1996


ASSETS

      Cash..........................................................    $1,000
                                                                        ------

SHAREHOLDER'S EQUITY
      Common Shares, par value $1.00 per share, 1000 shares authorized;
         1000 shares issued and outstanding.........................    $1,000
                                                                        ------


     The Note to Financial Statement is an integral part of this Statement.

                             RIGGS PREFERRED CAPITAL

                           NOTE TO FINANCIAL STATEMENT

1. ORGANIZATION

      Riggs Preferred Capital (the "Company"), a wholly owned subsidiary of RPC Holding Co., was formed on October 9, 1996 in the State of Maryland. RPC Holding Company ("RPC Holding Co.") is a wholly owned subsidiary of the Riggs Bank N.A. (the "Bank") and was incorporated in Delaware on October 9, 1996.

      The Company intends to invest in mortgage-related assets financed by common and preferred stock offerings and expects to generate income for distribution to its future preferred and common shareholders primarily from the net interest income derived from its investments in mortgage-related assets. The Company intends to purchase these mortgage-related assets from the Bank and its affiliates at their estimated fair values. These assets will be recorded in the Company's financial statements at the Bank's historical cost basis which will approximate their estimated fair values. The Company intends to operate in a manner that permits it to elect, and it intends to elect, to be subject to tax as a real estate investment trust for federal income tax purposes. The Company has not had any operations as of October 9, 1996.

      The Company intends to sell preferred stock in an underwritten public offering. The cost of this public offering will be paid by the Company out of proceeds from a sale of common stock to RPC Holding Co. If the public offering is not consummated, the Bank will pay any offering costs.

                                  UNDERWRITING

      Subject to the terms and conditions of the underwriting agreement dated
        , 1996 (the "Underwriting Agreement") among the Company, RPC Holding Co., the Bank and the underwriters named below (the "Underwriters"), the Company has agreed that the Company will sell to each of the Underwriters, and each of such Underwriters for which Goldman, Sachs & Co. are acting as representatives has severally agreed to purchase from the Company, the respective number of Series A Preferred Shares set forth opposite its name below:


                                                              NUMBER OF SHARES
                                                                 OF SERIES A
               UNDERWRITER                                    PREFERRED SHARES

Goldman, Sachs & Co.......................................         _,000,000
                                                                   ---------

                    Total.................................         _,000,000
                                                                   =========



      Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Series A Preferred Shares offered hereby, if any are taken.

      The Underwriters propose to offer the Series A Preferred Shares in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such
price less a concession of $0.   per share. The Underwriters may allow, and such
dealers may reallow, a concession not in excess of $0.   per share to certain
brokers and dealers. After the Series A Preferred Shares are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

      The Company has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 600,000 additional Series A Preferred Shares solely to cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Series A Preferred Shares to be purchased by each of them, as shown in the foregoing table, bears to the 4,000,000 Series A Preferred Shares offered hereby.

      The Company has agreed that, during the period beginning from the date of this Prospectus and continuing to and including the date 90 days after the date of this Prospectus, it will not offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Series A Preferred Shares or which are convertible or exchangeable into securities which are substantially similar to the Series A Preferred Shares without the prior written consent of the representatives, except for the Series A Preferred Shares offered in connection with the Offering.

      The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of shares of Series A Preferred Shares offered by them.

      Prior to the Offering, there has been no public market for the Series A Preferred Shares.

     The Company expects that the Series A Preferred Shares will be listed on the NYSE. In order to meet one of the requirements for listing the Series A Preferred Shares on the NYSE, the Underwriters have undertaken to sell Series A Preferred Shares to a minimum of 100 beneficial holders.

      The Company, RNC, RPC Holding Co., and the Bank have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

      Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to affiliates of the Company, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

========================================   =====================================


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR MAKE ANY REPRESENTATIONS
OTHER THAN THOSE CONTAINED IN THIS
PROSPECTUS, AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT
BE RELIED UPON AS HAVING BEEN AUTHORIZED.             4,000,000 SHARES
THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITIES OTHER THAN
THE SECURITIES TO WHICH IT RELATES OR
AN OFFER TO SELL OR A SOLICITATION OF AN              RIGGS PREFERRED
OFFER TO BUY SUCH SECURITIES IN ANY
CIRCUMSTANCES IN WHICH SUCH OFFER OR                      CAPITAL
SOLICITATION IS UNLAWFUL. NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY
SALE MADE HEREUNDER SHALL, UNDER ANY                ____% NONCUMULATIVE
CIRCUMSTANCES, CREATE ANY IMPLICATION
THAT THERE HAS BEEN NO CHANGE IN THE                PREFERRED SHARES OF
AFFAIRS OF THE COMPANY SINCE THE DATE               BENEFICIAL INTEREST,
HEREOF OR THAT INFORMATION CONTAINED                      SERIES A
HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO ITS DATE.

        -----------------------


       SUMMARY TABLE OF CONTENTS                   --------------------
                                   Page
Table of Contents.................   3                    RIGGS
Prospectus Summary................   4
Risk Factors......................  12             --------------------
The Company.......................  18
Use of Proceeds...................  18
Capitalization....................  20
Business and Strategy.............  21
Management........................  35
Certain Transactions Constituting
  the Formation...................  38
Description of Series A Preferred
 Shares...........................  41
Description of Capital Shares.....  45
Federal Income Tax
  Considerations..................  48
ERISA Considerations..............  57
Experts...........................  59
Ratings...........................  59
Validity of Series A Preferred
  Shares..........................  59
Additional Information............  59
Glossary..........................  60
Index to Financial Statement......  F-1
Underwriting......................  U-1            GOLDMAN, SACHS & CO.

THROUGH AND INCLUDING       , 1996
(THE 25TH DAY AFTER THE COMMENCEMENT
OF THE OFFERING), ALL DEALERS EFFECTING
TRANSACTIONS IN THE REGISTERED SECU-
RITIES, WHETHER OR NOT PARTICIPATING
IN THIS DISTRIBUTION, MAY BE REQUIRED
TO DELIVER A PROSPECTUS. THIS IS IN
ADDITION TO THE OBLIGATION OF DEALERS
TO DELIVER A PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


========================================   =====================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     Registration Fee........................................... $  34,849
     Stock Exchange Listing Fees................................ $    *
     Printing and Engraving Expenses............................ $    *
     Legal Fees and Expenses.................................... $    *
     Accounting Fees and Expenses............................... $    *
     Blue Sky Fees and Expenses................................. $    *
     Miscellaneous.............................................. $    *
                                                                  -------------
     Total...................................................... $    *
                                                                  =============

     ________________
     * To be filed by amendment

ITEM 31. SALES TO SPECIAL PARTIES.

      See response to Item 32 below.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES

      In connection with the formation of the Company, the Company issued ______ Common Shares, par value $____ per share, to RPC Holding Co. Prior to the consummation of the Offering, the Company will amend its Declaration of Trust to change the par value of its Common Shares to $_____ per share. Simultaneously with the consummation of the Offering, the Company will issue an aggregate of _____________ Common Shares to RPC Holding Co. The description of these transactions in the Prospectus under the heading "Certain Transactions Constituting the Formation" is incorporated herein by reference. These Common Shares will be issued in reliance upon the exemption from registration under
Section 4(2) of the Securities Act.

ITEM 33. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

      Pursuant to Title 8 of the Corporations and Associations Title of the Annotated Code of Maryland, as amended, Maryland REIT law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland Law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former shareholder, trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a shareholder, trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former shareholder, trustee or officer of the Company. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a shareholder, trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a shareholder, trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a shareholder, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

      The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 34. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED.

      Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Financial Statements

See F-1 of the Prospectus for a list of the financial statements included as part of the Prospectus.

      (b) Exhibits

EXHIBIT NUMBER                          DESCRIPTION

1**               -- Form of Underwriting Agreement between the Company, the
                     Bank and the Underwriters
3(a)(i)           -- Declaration of Trust of the Company
3(a)(ii)**        -- Form of Articles Supplementary establishing the Series A
                     Preferred Shares
3(a)(iii)**       -- Form of Amended and Restated Declaration of Trust of the
                     Company
3(b)(i)           -- By-laws of the Company
4**               -- Specimen of certificate representing Series A Preferred
                     Shares
5**               -- Opinion of Sullivan & Cromwell, counsel to the Company, relating to Series A Preferred Shares
8**               -- Opinion of Sullivan & Cromwell, counsel to the Company, relating to certain tax matters
10(a)**           -- Form of Residential Mortgage Loan Purchase and Warranties
                     Agreement between the Company and the Bank
10(b)**           -- Form of Commercial Mortgage Loan Purchase and Warranties
                     Agreement between the Company and the Bank
10(c)**           -- Form of Residential Mortgage Loan Servicing Agreement
                     between the Company and the Bank

10(e)**           -- Form of Advisory Agreement between the Company and the Bank
23(a)             -- Consent of Arthur Andersen LLP
23(b)**           -- Consents of Sullivan & Cromwell (included in Opinions of
                     Sullivan & Cromwell filed as Exhibits 5 and 8,
                     respectively)
24                -- Powers of Attorney

--------------
**   To be filed by amendment

ITEM 36. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions described under Item 33 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer, or controlling person in connection with the securities registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or(4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the
            Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on the 10th day of October 1996.



                                         RIGGS PREFERRED CAPITAL



                                         By   /s/ Linda A. Madrid
                                               Linda A. Madrid
                                                Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                      TITLE                        DATE

              *                 Chairman and Trustee            October 9, 1996
 ..............................  (Principal Executive Officer)
         Timothy A. Lex

              *                 President and Trustee           October 9, 1996
 ..............................
         Joseph W. Barr

              *                 Chief Financial Officer and     October 9, 1996
 ..............................  Treasurer
          John L. Davis         (Principal Financial and
                                Accounting Officer)

              *                 Trustee                         October 9, 1996
 ..............................
        F. Anderson Morse

              *                 Trustee                         October 9, 1996
 ...............................
       Timothy C. Coughlin

              *                 Trustee                         October 9, 1996

 ................................
          David W. Scott

              *                 Trustee                         October 9, 1996
 ................................
          Robert L. Sloan

              *                 Trustee                         October 9, 1996
 ................................
         William B. Snyder

*By: /s/ Linda A. Madrid
      Linda A. Madrid
     (as attorney-in-fact)

                                INDEX TO EXHIBITS


EXHIBIT NUMBER                        DESCRIPTION

1**              -- Form of Underwriting Agreement between the Company, the
                    Bank and the Underwriters
3(a)(i)          -- Declaration of Trust of the Company
3(a)(ii)*        -- Form of Articles Supplementary establishing the Series A
                    Preferred Shares
3(a)(iii)**      -- Form of Amended and Restated Declaration of Trust of the
                    Company
3(b)(i)          -- By-laws of the Company
4**              -- Specimen of certificate representing Series A Preferred
                    Shares
5**              -- Opinion of Sullivan & Cromwell, counsel to the Company, relating to Series A Preferred Shares
8**              -- Opinion of Sullivan & Cromwell, counsel to the Company, relating to certain tax matters
10(a)**          -- Form of Residential Mortgage Loan Purchase and Warranties
                    Agreement between the Company and the Bank
10(b)**          -- Form of Commercial Mortgage Loan Purchase and Warranties
                    Agreement between the Company and the Bank
10(c)**          -- Form of Residential Mortgage Loan Servicing Agreement
                    between the Company and the Bank
10(e)**          -- Form of Advisory Agreement between the Company and the Bank
23(a)            -- Consent of Arthur Andersen LLP
23(b)**          -- Consents of Sullivan & Cromwell (included in Opinions of
                    Sullivan & Cromwell filed as Exhibits 5 and 8, respectively)
24               -- Powers of Attorney

--------------
**    To be filed by amendment